Exhibit 4.1
Execution Copy

OTTER TAIL CORPORATION
$155,000,000
$33,000,000 5.95% Senior Unsecured Notes, Series A, due 2017
$30,000,000 6.15% Senior Unsecured Notes, Series B, due 2022
$42,000,000 6.37% Senior Unsecured Notes, Series C, due 2027
$50,000,000 6.47% Senior Unsecured Notes, Series D, due 2037

NOTE PURCHASE AGREEMENT

Dated as of August 20, 2007

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List of Schedules and Exhibits

Schedule A	—	Information Relating to Purchasers
Schedule B	—	Defined Terms
Schedule 7.3	—	Disclosure Materials
Schedule 7.4	—	Subsidiaries of the Company; Ownership of Subsidiary Stock; Affiliates; Directors and Senior Officers
Schedule 7.5	—	Financial Statements
Schedule 7.8	—	Litigation
Schedule 7.11	—	Licenses, Permits, Etc.
Schedule 7.14	—	Use of Proceeds
Schedule 7.15	—	Existing Indebtedness
Schedule 7.19	—	Partnerships and Joint Ventures

Exhibit 1(a)	—	Form of 5.95% Senior Unsecured Note, Series A, due 2017
Exhibit 1(b)	—	Form of 6.15% Senior Unsecured Note, Series B, due 2022
Exhibit 1(c)	—	Form of 6.37% Senior Unsecured Note, Series C, due 2027
Exhibit 1(d)	—	Form of 6.47% Senior Unsecured Note, Series D, due 2037
Exhibit 4.4(a)(i)	—	Form of First Closing Opinion of Special Counsel for the Company
Exhibit 4.4(a)(ii)	—	Form of First Closing Opinion of the General Counsel of the Company
Exhibit 4.4(b)	—	Form of First Closing Opinion of Special Counsel to the Purchasers
Exhibit 6.1(a)(i)	—	Form of Second Closing Opinion of Special Counsel for the Company
Exhibit 6.1(a)(ii)	—	Form of Second Closing Opinion of the General Counsel of the Company
Exhibit 6.1(b)	—	Form of Second Closing Opinion of Special Counsel to the Purchasers
Exhibit 24(g)	—	Form of Guaranty of Regulated Subsidiary Notes

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OTTER TAIL CORPORATION
4334 18th Ave. SW, Suite 200
P.O. Box 9156
Fargo, North Dakota 58106-9156
$33,000,000 5.95% Senior Unsecured Notes, Series A, due 2017
$30,000,000 6.15% Senior Unsecured Notes, Series B, due 2022
$42,000,000 6.37% Senior Unsecured Notes, Series C, due 2027
$50,000,000 6.47% Senior Unsecured Notes, Series D, due 2037
as of August 20, 2007
TO EACH OF THE PURCHASERS LISTED IN SCHEDULE A HERETO
Ladies and Gentlemen:
     Otter Tail Corporation, a Minnesota corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:
SECTION 1.	AUTHORIZATION OF NOTES.
     The Company has duly authorized the issue and sale of $155,000,000 aggregate principal amount of its Senior Unsecured Notes, to be issued in four series, in the respective designations and aggregate principal amounts set forth below:

Series	Principal Amount
5.95% Senior Unsecured Notes, Series A, due 2017	$33,000,000
6.15% Senior Unsecured Notes, Series B, due 2022	$30,000,000
6.37% Senior Unsecured Notes, Series C, due 2027	$42,000,000
6.47% Senior Unsecured Notes, Series D, due 2037	$50,000,000
     The Notes shall be substantially in the form set out in Exhibits 1(a), 1(b), 1(c) and 1(d) hereto, in each case duly completed. As used herein, the term “Notes” means all notes (irrespective of series unless otherwise specified) originally delivered pursuant to this Agreement and all notes delivered in substitution or exchange for any of such notes and, where applicable, includes the singular number as well as the plural. The terms “Note”, “Series A Note”, Series B Note”, “Series C Note” and “Series D Note” means one of the Notes, Series A Notes, Series B Notes, Series C Notes and Series D Notes respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.	SALE AND PURCHASE OF NOTES.
     Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
SECTION 3.	CLOSING.
     The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, at 10:00 a.m., New York time, at two closings (individually a “Closing” and respectively, the “First Closing” and the “Second Closing”). The First Closing shall be on August 20, 2007 or on such other Business Day thereafter on or prior to August 24, 2007 as may be agreed upon by the Company and the Purchasers purchasing Notes at such Closing. The Second Closing shall be on October 1, 2007 or on such other Business Day thereafter on or prior to October 5, 2007 as may be agreed upon by the Company and the Purchasers purchasing Notes at such Closing. At each Closing the Company will deliver to each Purchaser purchasing Notes at such Closing the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 163095559403 at U.S. Bank, N.A., Fargo, North Dakota, ABA No. 091300023.
     If at any Closing the Company shall fail to tender the Notes to be purchased by any Purchaser at such Closing as provided above in this Section 3, or any of the conditions specified in Section 4 with respect to such Closing shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
SECTION 4.	CONDITIONS TO FIRST CLOSING.
     Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the First Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the First Closing, of the following conditions:
     Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the First Closing.
     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the First Closing and after giving effect to the issue and sale of the Notes to be sold at such First Closing (and the application of the proceeds thereof as contemplated by Section 7.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 12.3 or 12.7 had such Sections applied since such date.
     Section 4.3. Compliance Certificates.
     (a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the First Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 5.5 have been fulfilled.
     (b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the First Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.
     Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the First Closing, from:
     (a) (i) Dorsey & Whitney LLP, special counsel for the Company and (ii) the General Counsel of the Company, substantially in the respective forms set forth in Exhibits 4.4(a)(i) and 4.4(a)(ii) hereto and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its special counsel and General Counsel to deliver such opinions to the Purchasers).
     (b) Winston & Strawn LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
     Section 4.5. Rating of Senior Unsecured Debt. The Company shall have obtained a senior debt rating from each of the Designated Ratings Agencies on the date of the First Closing.
SECTION 5.	CONDITIONS TO EACH CLOSING.
     Each Purchaser’s obligation to purchase and pay for the Notes, if any, to be delivered to such Purchaser at each Closing (including the First Closing) shall be subject to the satisfaction of the following conditions precedent prior to or at each such Closing:
     Section 5.1. Purchase Permitted By Applicable Law, Etc. On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
     Section 5.2. Sale of Other Notes. Contemporaneously with such Closing the Company shall sell to each other Purchaser purchasing Notes at such Closing and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in Schedule A.
     Section 5.3. Payment of Special Counsel Fees. Without limiting the provisions of Section 17.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company.
     Section 5.4. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of Notes.
     Section 5.5. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 7.5.
     Section 5.6. Funding Instructions. At least three (3) Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.
     Section 5.7. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
SECTION 6.	ADDITIONAL CONDITIONS TO THE SECOND CLOSING.
     Each Purchaser’s obligation to purchase and pay for the Notes, if any, to be delivered to such Purchaser at the Second Closing shall be subject to the satisfaction of the following additional conditions precedent prior to or at such Closing:
     Section 6.1. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing, from:
     (a) (i) Dorsey & Whitney LLP, special counsel for the Company and (ii) the General Counsel of the Company, substantially in the respective forms set forth in Exhibits 6.1(a)(i) and 6.1(a)(ii) hereto and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its special counsel and General Counsel to deliver such opinions to the Purchasers).
     (b) Winston & Strawn LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 6.1(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
     Section 6.2. Officer’s Certificate of the Company. No Default or Event of Default shall have occurred and be continuing; the Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the date of such Closing; the representations and warranties of the Company contained in this Agreement are and remain true and correct in all material respects as of the date of such Closing; and such Purchaser shall have received an Officer’s Certificate of the Company, dated the date of such Closing, to such effect.
SECTION 7.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company represents and warrants to each Purchaser that:
     Section 7.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
     Section 7.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 7.3. Disclosure. The Company, through its lead agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and through its co-agents, Banc of America Securities LLC, JPMorgan Securities Inc. and KeyBanc Capital Markets Inc., has delivered to each Purchaser a copy of a Confidential Information Memorandum, dated July 2007 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the

Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 7.3, and the financial statements listed in Schedule 7.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to July 27, 2007 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2006, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
     Section 7.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.
     (a) Schedule 7.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.
     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 7.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 7.4).
     (c) Each Subsidiary identified in Schedule 7.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
     (d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 7.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
     Section 7.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 7.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such

Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).
     Section 7.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Significant Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Significant Subsidiary is bound or by which the Company or any Significant Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Significant Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Significant Subsidiary.
     Section 7.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes; provided, however, that the Company is required to make an annual filing of its capital structure with the Minnesota Public Utilities Commission, and such Commission may thereafter issue orders approving or disapproving of the Company’s capital structure.
     Section 7.8. Litigation; Observance of Agreements, Statutes and Orders.
     (a) Except as disclosed in Schedule 7.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (b) Neither the Company nor any Subsidiary is in default under any term of any Material agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     Section 7.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2002.
     Section 7.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 7.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
     Section 7.11. Licenses, Permits, Etc.
     (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others except for conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.
     (b) Except as disclosed in Schedule 7.11, to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
     (c) Except as disclosed in Schedule 7.11, to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.
     Section 7.12. Compliance with ERISA.
     (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan.
     (b) The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the first day of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and "present value” have the meaning specified in section 3 of ERISA.
     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
     (d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 7.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 8.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.
     Section 7.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 75 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.
     Section 7.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 7.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
     Section 7.15. Existing Indebtedness; Future Liens. Except as described therein, Schedule 7.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2007 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
     Section 7.16. Foreign Assets Control Regulations, Etc.
     (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
     (b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) to the knowledge of the Company engages in any dealings or transactions with any such Person. To the knowledge of the Company, the Company and its Subsidiaries are not in violation of the USA Patriot Act in any manner that would be Material.
     (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.
     Section 7.17. Investment Company Act. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended.
     Section 7.18. Environmental Matters.

     (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.
     (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.
     (c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and
     (d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
     Section 7.19. Partnerships and Joint Ventures. Schedule 7.19 sets forth as of the date of this Agreement a list of all partnerships or joint ventures in which the Company or any Subsidiary is a partner (limited or general) or joint venturer.
     Section 7.20. Ranking of Obligations. The Notes are senior unsecured Indebtedness of the Company, and are pari passu and of equal rank and seniority with all other senior unsecured Indebtedness of the Company.
SECTION 8.	REPRESENTATIONS OF THE PURCHASERS.
     Section 8.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
     Section 8.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

     (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
     (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
     (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
     (d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or
     (e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

     (f) the Source is a governmental plan; or
     (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
     (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 8.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
     Section 8.3. Accredited Investor Status. Each Purchaser severally represents that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act.
SECTION 9.	INFORMATION AS TO COMPANY
     Section 9.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:
     (a) Quarterly Statements — within sixty (60) days (or such shorter period as is fifteen (15) days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:
     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
     (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 9.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.ottertail.com) and shall have given each

Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);
     (b) Annual Statements — within one hundred five (105) days (or such shorter period as is fifteen (15) days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of:
     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
     (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 9.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;
     (c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;
     (d) Notice of Default or Event of Default — promptly, and in any event within five (5) days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given written notice of a claimed default hereunder, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
     (e) ERISA Matters — promptly, and in any event within five (5) days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
     (i) with respect to any Plan, any Reportable Event for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
     (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
     (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;
     (f) Notices — to the extent not included by the Company as part of a filing on Form 8-K with the SEC or otherwise publicly disclosed, (i) promptly, and in any event within thirty (30) days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect, including, without limitation, copies of any order issued by the Minnesota Public Utilities Commission regarding the Borrower’s capital structure, (ii) promptly upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding, or the rendering of a judgment or decision in such litigation or proceeding, which is Material to the Company and its Subsidiaries as a consolidated enterprise, and the steps being taken by the Person(s) affected by such proceeding, and (iii) promptly upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Company or any of its Subsidiaries and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (A) in which an adverse determination or result could result in the revocation of or have a Material Adverse Effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Company or any of its Subsidiaries which are Material to the operations of the Company or such Subsidiary, or (B) which will or threatens to impose a material liability on the Company or such Subsidiary to any Person or which will require a material expenditure by the Company or such Subsidiary to cure any alleged problem or violation; and
     (g) Requested Information — subject to the provisions of Section 22, with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.
     Section 9.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 9.1(a) or Section 9.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):
     (a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 12.1 and 12.2, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
     (b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
     Section 9.3. Visitation. Subject to the provisions of Section 22, the Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
     (a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
     (b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 10.	PAYMENT AND PREPAYMENT OF THE NOTES.
     Section 10.1. Maturity; Required Prepayment at Holder Option.
     (a) As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.
     (b) In the event that a Change of Control shall occur, the Company will give written notice (a "Change of Control Notice”) of such fact not more than ten (10) days after the Change of Control Date to all holders of the Notes. The Change of Control Notice shall (i) describe the facts and circumstances of the Change of Control in reasonable detail, (ii) describe the Debt of the Company then outstanding, (iii) specify the rating, if any, accorded to the senior unsecured debt of the Company by a Designated Rating Agency which is below an Acceptable Rating or state that that the Company has requested a private rating pursuant to Section 11.10 and that the Designated Rating Agency has not issued a private rating in accordance with such request within the required time period, (iv) refer to this Section 10.1 and the right of the holders of the Notes to require the Company to prepay their Notes on the terms and conditions provided for herein upon the occurrence of a Change of Control, and (v) contain an offer by the Company to prepay all of the outstanding Notes in full together with unpaid accrued interest to the date of prepayment.
     (c) If after the last date specified in Section 3 hereof for the Second Closing the purchases of the Notes contemplated to be made at any such Closing shall not be made as a result of the failure of the Company to satisfy a condition set forth in Section 5 or 6) (a “Failure to Close”), the Company will give written notice (a “Failure to Close Notice”) of such fact to all holders of the Notes not more than five (5) days after the applicable date on which such Closing was to have occurred. The Failure to Close Notice shall (i) describe the facts and circumstances giving rise to such Failure to Close in reasonable detail, (ii) describe the Debt of the Company then outstanding, (iii) refer to this Section 10.1 and the right of the holders of the Notes to require the Company to prepay their Notes on the terms and conditions provided for herein upon the occurrence of the Failure to Close, and (iv) contain an offer by the Company to prepay all of the outstanding Notes in full together with unpaid accrued interest to the date of prepayment.
     (d) Each holder of the Notes shall have the right to accept an offer made by the Company pursuant to Sections 10.1(b) or 10.1(c) hereof and require prepayment of the Notes held by such holder in full by written notice (the “Prepayment Notice”) to the Company given within sixty (60) days following receipt of a Change of Control Notice or a Failure to Close Notice. On the prepayment date designated in such holder’s Prepayment Notice (which shall not be less than fifteen (15) days nor more than thirty (30) days after the date such Prepayment Notice is delivered to the Company), the Company shall prepay all Notes held by such holder at 100% of the principal amount of such Notes, together with unpaid accrued interest thereon to the date of prepayment. Failure to respond by a holder of the Notes shall constitute a rejection of such offer by such holder.
     (e) In the event the Company fails to give the Change of Control Notice or the Failure to Close Notice as required above, each holder of Notes shall have the right to require the Company to prepay all Notes held by such holder at 100% of the principal amount of such Notes, together with unpaid accrued interest thereon to the date of prepayment. Notice of any required prepayment pursuant to this Section 10.1(e) shall be delivered by any holder of Notes to the Company not more than one hundred eighty (180) days after such holder has actual knowledge of such Change of Control or Failure to Close. On the date designated in such holder’s notice (which date shall be not less than fifteen (15) days after the date such notice is delivered to the Company), the Company shall prepay all Notes held by such holder at 100% of the principal amount of such Notes, together with unpaid accrued interest thereon to the date of prepayment. If the holder of any Note gives any notice pursuant to this Section 10.1(e) the Company will give a Company Notice within five (5) Business Days of receipt of such notice to all holders of the Notes.
     (f) The obligation of the Company to give the notices specified in this Section 10.1 shall remain in effect so long as any Notes remain outstanding.
     Section 10.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 10.2 not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 10.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
     Section 10.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
     Section 10.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 10, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 10.5. Purchase or Assumption of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire or assume, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in connection with the terms of this Agreement and the Notes, (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to each holder upon the same terms and conditions, and (c) in connection with a Corporate Reorganization pursuant to the specific terms of Section 24 hereof, where a portion of the Notes are assumed by a Subsidiary of the Company. Any offer made pursuant to clause (b) of the immediately preceding sentence shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least thirty (30) Business Days. If the holders of more than 30% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by such holders of such offer shall be extended by the number of days necessary to give each such remaining holder at least thirty (30) Business Days from its receipt of such notice to accept such offer; provided, that, in no event shall any holder be obligated to accept such offer from the Company. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
     Section 10.6. Make-Whole Amount.
     “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
     “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 10.2 or has become or is declared to be immediately due and payable pursuant to Section 14.1, as the context requires.
     “Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
     “Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets) for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
     In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
     “Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
     “Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 10.2 or Section 14.1.
     “Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 10.2 or has become or is declared to be immediately due and payable pursuant to Section 14.1, as the context requires.
SECTION 11.	AFFIRMATIVE COVENANTS.
     The Company covenants that so long as any of the Notes are outstanding:
     Section 11.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 11.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
     Section 11.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 11.4. Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.
     Section 11.5. Corporate Existence, Etc. Subject to Section 12.4, the Company will at all times preserve and keep in full force and effect its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary; provided that the Company may cause any Subsidiary to be dissolved that has substantially no assets, revenues or operations. Subject to Sections 12.4 and 12.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.
     Section 11.6. Environmental Matters. The Company will, and will cause each of its Subsidiaries to, observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance would result in a material liability or otherwise constitute a Material Adverse Effect.
     Section 11.7. Ranking of Obligations. The Company will take all actions necessary to assure that the Notes are senior unsecured Indebtedness of the Company, and are and remain pari passu and of equal rank and seniority with all other senior unsecured Indebtedness of the Company.
     Section 11.8. Private Rating. If at any time the Company does not have senior unsecured debt that is rated by both Designated Rating Agencies, upon the request of the Required Holders, the Company will promptly, and in any event within fifteen (15) days after receiving such request, notify each other holder of a Note of such request and seek and thereafter diligently attempt to obtain from a Designated Rating Agency which is not then so rating such senior unsecured debt a private credit rating for the Notes, and, promptly, and in any event within five (5) days after receiving such rating, deliver a copy thereof to each holder of a Note. If the Company does not obtain a private credit rating for the Notes from a Designated Rating Agency within seventy (70) days after the Required Holders shall have requested the Company to obtain a rating in accordance with this Section 11.8, the Company will promptly, and in any event within five (5) days after the end of such seventy (70) day period, notify each holder of a Note of such failure.
     Section 11.9. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and accounts in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.
SECTION 12.	NEGATIVE COVENANTS.
     The Company covenants that so long as any of the Notes are outstanding:
     Section 12.1. Limitation on Consolidated Debt and Priority Debt.
     (a) The Company will not permit Consolidated Debt to exceed 60% of Consolidated Total Capitalization determined as of the end of each fiscal quarter of the Company.
     (b) The Company will not permit Priority Debt to exceed 20% of Consolidated Total Capitalization determined as of the end of each fiscal quarter of the Company.
     Section 12.2. Interest and Dividend Coverage Ratio. The Company will not permit the Interest and Dividend Coverage Ratio for any fiscal quarter to be less than 1.5 to 1.0.
     Section 12.3. Transactions with Affiliates. Except in the event of a Corporate Reorganization, the Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
     Section 12.4. Merger, Consolidation, Etc. Except in the event of a Corporate Reorganization permitted by Section 24, the Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:
     (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and
     (b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 12.4 from its liability under this Agreement or the Notes.
     Section 12.5. Line of Business. The Company will not engage in any business if, as a result, the general nature of the business in which the Company would then be engaged would be substantially changed from the regulated utility business of the Company on the date of this Agreement.
     Section 12.6. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) engage in conduct that would be reasonably likely to result in the Company or any Subsidiary becoming a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.
     Section 12.7. Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:
     (a) Liens for taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by Section 11.4;
     (b) Liens of or resulting from any judgment or award in an aggregate amount not to exceed $10,000,000, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;
     (c) Liens incidental to the conduct of business or the ownership of properties and assets (including, without limitation, Liens in connection with worker’s compensation, unemployment insurance and other like laws, carrier’s, warehousemen’s liens and statutory landlords’ liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;
     (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are reasonably necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;
     (e) Liens securing Debt of a Subsidiary to the Company or to another Subsidiary;
     (f) Liens existing as of the date hereof and described on Schedule 7.15 hereto and Liens securing any refinancing of Indebtedness secured by such Liens, provided that such refinancing shall be subject to similar terms and secured by the same assets and the principal amount of Indebtedness secured thereby is not increased;
     (g) Liens in connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, Capital Lease or other deferred payment contract, provided that such Liens attach only to the property being acquired and that the Debt secured thereby does not exceed the Fair Market Value of such property at the time of acquisition thereof and the Lien shall be created contemporaneously with, or within one hundred eighty (180) days after, the acquisition of such property;
     (h) Liens that existed on assets of other Persons at the time of acquisition of such other Persons or of such assets by the Company or a Subsidiary and which continue to attach only to such assets and Liens securing any refinancing of Indebtedness secured by such Liens, provided that such refinancing shall be subject to similar terms and secured by the same assets and the principal amount of Indebtedness secured thereby is not increased; and

     (i) Liens created, assumed or incurred after the date of the Closing given to secure Debt of the Company or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (h) hereof;
provided that (1) all Debt secured by such Liens shall have been incurred within the applicable limitations provided in Section 12.1(b) and (2) at the time of creation, assumption or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist.
     Section 12.8. Sale of Assets, Etc. Except as permitted under Section 12.4 and Section 24, the Company will not, and will not permit any of its consolidated Subsidiaries to, make any Transfer of all or a substantial part of its Utility Assets unless:
     (a) such Transfer is in the ordinary course of business of the Company or such Subsidiary;
     (b) immediately after giving effect to the Transfer, no Default or Event of Default would exist; and
     (c) immediately after giving effect to the Transfer, the Disposition Value of all property that was the subject of any Transfer of Utility Assets (i) occurring in the period of four fiscal quarters of the Company then next ending would not exceed 10% of Total Utility Plant (the “10% Four Quarter Limit”) as of the end of the then most recently ended fiscal year of the Company, and (ii) occurring after the Closing Date through the date of determination would not exceed 25% of Total Utility Plant (the “25% Cumulative Limit”) as of the end of the then most recently ended fiscal year; provided, that (x) any Subsidiary, other than the Company, may Transfer Utility Assets to the Company or any Wholly-Owned Subsidiary; and (y) if the Net Proceeds Amount for any Transfer is applied to a Utility Property Reinvestment Application within one year after such Transfer, then such Transfer, only for purposes of compliance with subsection (c) of this Section 12.8 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be a Transfer of Utility Assets.
     Section 12.9. Subsidiary Guarantees. The Company will not permit any Subsidiary to either (a) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, or (b) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person, except (in the case of (a) or (b) above) for (x) guaranties by one or more Subsidiaries of the Company or Varistar of obligations of the Company or Varistar in respect of Indebtedness identified in Schedule 7.15 hereto and (y) guarantees by any Subsidiaries of Varistar in respect of indebtedness incurred by Varistar under a credit facility with U.S. Bank National Association entered into after the date hereof, if any (a “Varistar Credit Facility”), and in connection therewith agrees to a covenant restricting itself or its Subsidiaries from guaranteeing indebtedness of any other Person (a "Subsidiary Guarantee Covenant”). Notwithstanding the foregoing, in the event Varistar enters into a Varistar Credit Facility, then (i) in the event such Varistar Credit Facility is terminated or expires by its terms, the provisions of this Section 12.9 shall be deemed deleted and shall no longer be in effect and (ii) in the event that the Subsidiary Guarantee Covenant does not apply to any particular Subsidiary or Subsidiaries, the provisions of this Section 12.9 shall be deemed deleted and shall no longer be in effect with respect to such particular Subsidiary or Subsidiaries.
SECTION 13.	EVENTS OF DEFAULT.
     An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
     (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
     (b) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or
     (c) the Company defaults in the performance of or compliance with any term contained in Section 9.1(d), Section 11.5, Section 11.7, or Section 12 or in the payment when due of the amount required to be paid by the Company for the prepayment of any Notes pursuant to Section 10.1 or Section 24; or
     (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 13) and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 13(d)); or
     (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or
     (f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or
     (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
     (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within sixty (60) days; or
     (i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or
     (j) upon execution of a Company Guaranty following a Corporate Reorganization and an assignment and assumption of the Notes pursuant to the terms of Section 24 hereof, a default shall occur in the observance or performance of any provision of the Company Guaranty or the Company Guaranty shall cease to be in full force and effect for any reason, including, without limitation, a final and nonappealable determination by any governmental body or court that the Company Guaranty is invalid, void or unenforceable, or the Company shall contest or deny in writing the validity or enforceability of any provision of, or obligation under, the Company Guaranty; or
     (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.
As used in Section 13(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
SECTION 14.	REMEDIES ON DEFAULT, ETC.
     Section 14.1. Acceleration.
     (a) If an Event of Default with respect to the Company described in Section 13(g) or (h) (other than an Event of Default described in clause (i) of Section 13(g) or described in clause (vi) of Section 13(g) by virtue of the fact that such clause encompasses clause (i) of Section 13(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
     (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
     (c) If any Event of Default described in Section 13(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
     Upon any Notes becoming due and payable under this Section 14.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
     Section 14.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 14.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 14.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 14.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 14.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
     Section 14.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 17, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 14, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.
SECTION 15.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
     Section 15.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
     Section 15.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 20(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten (10) Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new

Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a), 1(b) or 1(c), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 8.2.
     Section 15.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 20(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
     (b) in the case of mutilation, upon surrender and cancellation thereof, within ten (10) Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
SECTION 16.	PAYMENTS ON NOTES.
     Section 16.1. Place of Payment. Subject to Section 16.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Fargo, North Dakota at the principal office of the Company. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
     Section 16.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 16.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 15.2. The Company will afford the benefits of this Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 16.2.
SECTION 17.	EXPENSES, ETC.
     Section 17.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of the Purchaser’s special counsel, Winston & Strawn LLP) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
     Section 17.2. Survival. The obligations of the Company under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.
SECTION 18.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this

Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
SECTION 19.	AMENDMENT AND WAIVER.
     Section 19.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6, 7, 23 or 24 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 14 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 10, 13(a), 13(b), 14, 19, 22 or 24.
     Section 19.2. Solicitation of Holders of Notes.
     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
     Section 19.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
     Section 19.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
SECTION 20.	NOTICES.
     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
     (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
     (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
     (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 20 will be deemed given only when actually received.
SECTION 21.	REPRODUCTION OF DOCUMENTS.
     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at a Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 21 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
SECTION 22.	CONFIDENTIAL INFORMATION.
     For the purposes of this Section 22, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 9.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 22.

SECTION 23.	SUBSTITUTION OF PURCHASER.
     Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 8. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 23), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 23), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
SECTION 24.	ASSUMPTION OF NOTES UPON A CORPORATE REORGANIZATION.
     If, subsequent to the First Closing, the Company elects to effect the reorganization of its corporate structure in order to cause the Company to become a holding company having at least one regulated operating company (the “Regulated Subsidiary”) and one unregulated operating company as subsidiaries (the “Corporate Reorganization”), the Company will be obligated, on the first Business Day after the Corporate Reorganization is completed, to assign all of the Series A, Series B, Series C and Series D Notes to the Regulated Subsidiary and such assignment shall not require the consent of the holders of the Notes. In connection with such assignment, on or before the assignment date (the “Assignment Date”) for such Notes, each of the following terms (the "Assignment Terms”) shall be satisfied:
     (a) The Regulated Subsidiary shall have executed and delivered a Note Assumption and Exchange Agreement (the “Note Assumption and Exchange Agreement”) pursuant to which the Regulated Subsidiary agrees to irrevocably and unconditionally assume and undertake, with full recourse, the Company’s obligations with respect to principal, interest and all other amounts (including the Make-Whole Amount, if any) payable under the Series A, Series B, Series C and Series D Notes;
     (b) The Note Assumption and Exchange Agreement will also incorporate for the express benefit of all holders of the Series A, Series B, Series C and Series D Notes covenants, definitions, representations and warranties, premiums, prepayment provisions, maturities and events of default substantially identical in scope and effect to those contained in this Agreement, but with modifications, where appropriate, to (i) replace references to the “Company” with references to “Otter Tail Corporation”, including, without limitation, with respect to the financial covenants and the related defined terms and (ii) alter the representations and warranties of the Regulated Subsidiary to reflect the regulated status of such entity;
     (c) The Regulated Subsidiary shall duly authorize by all necessary corporate action its execution, performance and delivery, pursuant to the Note Assumption and Exchange

Agreement, of an issue of four series of senior unsecured notes, designated as Series A, Series B, Series C and Series D (the “Regulated Subsidiary Notes”) to be issued in respective aggregate principal amounts equal to the respective principal amounts of the Series A, Series B, Series C and Series D Notes to be assumed and the Regulated Subsidiary Notes will mature, bear interest and otherwise be in substantially the same form as the Series A, Series B, Series C and Series D Notes of the Company. The Regulated Subsidiary and the Company will deliver to each holder of a Series A, Series B, Series C and Series D Note in exchange for each such Note a Regulated Subsidiary Note that equals the outstanding principal amount of such holder’s Series A, Series B, Series C and Series D Notes on the first Business Day after the date the Corporate Reorganization was completed;
     (d) No Default or Event of Default under this Agreement shall have occurred and be continuing as of the Assignment Date and each holder of a Note shall have received an Officer’s Certificate of the Company and the Regulated Subsidiary to such effect;
     (e) Each holder of a Note shall have received an opinion of counsel from Dorsey & Whitney LLP or the General Counsel of the Company to the effect that: (i) the execution, delivery and performance of the Regulated Subsidiary Notes, the Note Assumption and Exchange Agreement and all other related agreements have been duly authorized by all necessary corporate or similar action on the part of the Regulated Subsidiary and are legal, valid and binding obligations of the Regulated Subsidiary enforceable against the Regulated Subsidiary in accordance with their terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyances and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (ii) that the execution, delivery and performance by the Regulated Subsidiary of the Regulated Subsidiary Notes, the Note Assumption and Exchange Agreement and all other related agreements to which it is a party do not contravene any provision of the Regulated Subsidiary’s articles of incorporation, bylaws or similar governing documents, any law or regulation applicable to the Regulated Subsidiary or any agreement, mortgage or instrument known to such counsel to which the Regulated Subsidiary is a party, except for any such contravention which would not result in a Material Adverse Effect, and (iii) the holders of the Notes will not recognize gain as a result of such assignment (and if the holders would recognize gain, in lieu of such opinion, such holders will receive an indemnity agreement from the Regulated Subsidiary and the Company with respect to such gains), it being understood that such opinion of counsel may be subject to such assumptions, exceptions and qualifications as are customary;
     (f) The Regulated Subsidiary will have obtained senior unsecured debt ratings from the Designated Ratings Agencies that are equal to or greater than the ratings which were assigned to the Company immediately prior to the effective date of the Corporate Reorganization;
     (g) The Company shall have provided to the holders of the Regulated Subsidiary Notes (i) a validly binding and enforceable guaranty of all the obligations of the Regulated Subsidiary under the Regulated Subsidiary Notes and the Note Assumption and Exchange Agreement, substantially in the form set forth at Exhibit 24(g) hereto (the “Company Guaranty”); provided that such Company Guaranty shall include a covenant from the Company to maintain ownership of 100% of the common stock of the Regulated Subsidiary, and (ii) an opinion of counsel to the Company to the effect that: (A) the execution, delivery and performance of the Company

Guaranty has been duly authorized by all necessary corporate or similar action on the part of the Company and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, and (B) that the execution, delivery and performance by the Company of the Company Guaranty does not contravene any provision of the Company’s Articles of Incorporation or Bylaws, any law or regulation applicable to the Company or any agreement, mortgage or instrument known to such counsel to which the Company is a party, except for any such contravention which would not result in a Material Adverse Effect, it being understood that such opinion of counsel may be subject to such assumptions, exceptions and qualifications as are customary; and
     (h) The Company shall pay all of the fees, charges and disbursements of the special counsel referred to in Section 4.4 and arising out of the transactions contemplated by this Section 24.
     In the event the Company completes a Corporate Reorganization but fails to satisfy any of the Assignment Terms, the Company will give written notice of such fact (the “Failed Assignment Notice”) to the Holders of the Notes not more than five (5) days after any such failure. The Failed Assignment Notice shall (i) refer to this Section 24 and the right of the Holders of the Notes to require the Company to prepay their Notes on the terms and conditions provided for herein as a result of the Company’s failure to satisfy any of the Assignment Terms, and (ii) contain an offer by the Company to prepay all of the outstanding Notes in full together with unpaid accrued interest to the date of prepayment and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. Each holder of the Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice (the “Failed Assignment Prepayment Notice”) to the Company given within sixty (60) days following receipt of the Failed Assignment Notice. On the prepayment date designated in such holder’s Failed Assignment Prepayment Notice (which shall not be less than fifteen (15) days nor more than thirty (30) days after the date such Failed Assignment Prepayment Notice is delivered to the Company), the Company shall prepay all Notes held by such holder at 100% of the principal amount of such Notes, together with unpaid accrued interest thereon to the date of prepayment and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. Failure to respond by a holder of the Notes shall constitute a rejection of such offer by such holder.
SECTION 25.	MISCELLANEOUS.
     Section 25.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
     Section 25.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 10.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
     Section 25.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.
     Section 25.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 25.5. Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
     For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
     Section 25.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
     Section 25.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
     Section 25.8. Jurisdiction and Process; Waiver of Jury Trial.
     (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     (b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 25.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 20 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
     (c) Nothing in this Section 25.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
     (d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.
* * * * *

     If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

OTTER TAIL CORPORATION

By	/s/ Kevin G. Moug
Name: Kevin G. Moug
Title: CFO & Treasurer
This Agreement is hereby
accepted and agreed to as
of the date thereof.

DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Bradley Foster
Name:	Bradley Foster
Title:	Managing Director

By	/s/ Frank J. Conley
Name:	Frank J. Conley
Title:	Director
Otter Tail Corporation — Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

OTTER TAIL CORPORATION

By	/s/ Kevin G. Moug
Name: Kevin G. Moug
Title: CFO & Treasurer
This Agreement is hereby
accepted and agreed to as
of the date thereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By	/s/ Ho Young Lee
Name:	Ho Young Lee
Title:	Director
Otter Tail Corporation — Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

OTTER TAIL CORPORATION

By	/s/ Kevin G. Moug
Name: Kevin G. Moug
Title: CFO & Treasurer
This Agreement is hereby
accepted and agreed to as
of the date thereof.

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY

By: Provident Investment Management, LLC
Its: Agent

By	/s/ Ben Vance
Name:	Ben Vance
Title:	Vice President
Otter Tail Corporation — Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours, OTTER TAIL CORPORATION
By	/s/ Kevin G. Moug
	Name:	Kevin G. Moug
	Title:	CFO & Treasurer

This Agreement is hereby
accepted and agreed to as
of the date thereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By Name: Title:	/s/ Barry Scheinholtz Barry Scheinholtz Private Placements Manager
Otter Tail Corporation — Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours, OTTER TAIL CORPORATION
By	/s/ Kevin G. Moug
	Name:	Kevin G. Moug
	Title:	CFO & Treasurer

This Agreement is hereby
accepted and agreed to as
of the date thereof.

THRIVENT FINANCIAL FOR LUTHERANS

By Name: Title:	/s/ Alan D. Onstad Alan D. Onstad Associate Portfolio Manager
Otter Tail Corporation — Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours, OTTER TAIL CORPORATION
By	/s/ Kevin G. Moug
	Name:	Kevin G. Moug
	Title:	CFO & Treasurer

This Agreement is hereby
accepted and agreed to as
of the date thereof.
FORT DEARBORN LIFE INSURANCE COMPANY
THE CATHOLIC AID ASSOCIATION
GREAT WESTERN INSURANCE COMPANY
AMERICAN REPUBLIC INSURANCE COMPANY
CINCINNATI INSURANCE COMPANY
COLORADO BANKERS LIFE INSURANCE COMPANY

By: Advantus Capital Management, Inc.

By Name: Title:	/s/ Robert W. Thompson Robert W. Thompson Vice President
Otter Tail Corporation — Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours, OTTER TAIL CORPORATION
By	/s/ Kevin G. Moug
	Name:	Kevin G. Moug
	Title:	CFO & Treasurer

This Agreement is hereby
accepted and agreed to as
of the date thereof.

NAVY MUTUAL AID ASSOCIATION

By Name: Title:	/s/ Allen M. McCray Allen M. McCray Vice President, Investments
Otter Tail Corporation — Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours, OTTER TAIL CORPORATION
By	/s/ Kevin G. Moug
	Name:	Kevin G. Moug
	Title:	CFO & Treasurer

This Agreement is hereby
accepted and agreed to as
of the date thereof.

NATIONAL GUARDIAN LIFE INSURANCE COMPANY

By Name: Title:	/s/ R.A. Mucci R.A. Mucci Senior Vice President & Treasurer
Otter Tail Corporation — Note Purchase Agreement

Schedule A
Information Relating to Purchasers

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	DEUTSCHE BANK AG NEW YORK	$13,000,000 (Series D)	First Closing
	BRANCH (I/N/O HARE & CO.)	$37,000,000 (Series D)	Second Closing

(1)	All payments by wire transfer of
immediately available funds to:

The Bank of New York
ABA #: 021-000-018
BNF: GLA 111-566

Each such wire transfer shall set forth
the name of the Company, the full title
(including the applicable coupon rate and
final maturity date) of the Notes, a
reference to a PPN No. and the due date
and application (as among principal,
premium and interest) of the payment being
made.

(2)	All notices of payments and written
confirmations of such wire transfers:

Deutsche Bank AG New York Branch
60 Wall Street
New York, New York 10005
Attn: Christopher Longo and David Downie

(3)	All other communications:

Deutsche Bank AG New York Branch
60 Wall Street
New York, New York 10005
Attn: Christopher Longo and David Downie

(4)	Tax Identification No. 047-22-00019

(5)	Address to send Notes:

Hare & Co
The Bank of New York
1 Wall Street, 3rd Floor
Window B
Attn Viola Tate 212.635.7057
ASP # 22813

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	TEACHERS INSURANCE AND ANNUITY	$16,000,000 (Series A)	Second Closing
	ASSOCIATION OF AMERICA	$24,000,000 (Series B)	Second Closing

(1)	All payments on or in respect of the Notes shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

JPMorgan Chase Bank, N.A.
ABA # 021-000-021
Account Number: 900-9-000200
Account Name: Teachers Insurance and
Annuity Association of America
For Further Credit to the Account Number:
G07040
Reference: Otter Tail Corporation
PPN:
Maturity Date /Interest Rate/P&I Breakdown:

(2)	All notices with respect to payments and prepayments of the Notes shall be sent to:

Teachers Insurance and Annuity Association of
America
730 Third Avenue
New York, New York 10017
Attention: Securities Accounting Division
Phone: (212) 916-4109
Facsimile: (212) 916-6955

With a copy to:

JPMorgan Chase Bank, N.A.
P.O. Box 35308
Newark, New Jersey 07101

Contemporaneous written confirmation of any
electronic funds transfer shall be sent to the
above addresses setting forth (1) the full
name, private placement number, interest rate
and maturity date of the Notes, (2) allocation
of payment between principal, interest,
Make-Whole Amount, other premium or any
special payment and (3) the name and address
of the bank from which such electronic funds
transfer was sent.

(3)	All notices and communications, including notices with respect to payments and prepayments, shall be delivered or mailed to:

Teachers Insurance and Annuity Association of
America
730 Third Avenue
New York, New York 10017
Attention: Fixed Income and Real Estate
Telephone: (212) 916-6298 (Elizabeth Schulz)
(212) 490-9000 (General Number)
Facsimile: (212) 916-6306
Email: eschulz@tiaa-cref.org

(4)	Tax Identification No. 13-1624203

(5)	Address to send Notes:

JPMorgan Chase Bank, N.A. 4 New York Plaza Ground Floor Window New York, New York 10004 For TIAA A/C #G07040

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	PROVIDENT LIFE AND ACCIDENT	$12,500,000 (Series C)	Second Closing
	INSURANCE COMPANY (I/N/O CUDD & CO.)	$12,500,000 (Series C)	Second Closing

(1)	All payments by wire transfer of immediately
available funds to:

CUDD & CO.
c/o JPMorgan Chase Bank
New York, New York
ABA No. 021 000 021
SSG Private Income Processing
A/C #900-9-000200
Custodial Account No. G06704

Please reference: Issuer
PPN
Coupon
Maturity
Principal =
Interest =

(2)	All notices of payments and written confirmations of
such wire transfers:

Provident Investment Management, LLC
Private Placements
One Fountain Square
Chattanooga, Tennessee 37402
Telephone: (423) 294-1172
Facsimile: (423) 294-3351

(3)	All other communications:

Provident Investment Management, LLC
Private Placements
One Fountain Square
Chattanooga, Tennessee 37402
Telephone: (423) 294-1172
Facsimile: (423) 294-3351

(4)	Tax Identification No. 13-6022143 (CUDD & CO.)

(5)	Address to send Notes:

JPMorgan Chase Bank
4 New York Plaza

Ground Floor Window
New York, New York 10004
Account No.: G06704 (Provident Life and Accident
Insurance Company)
Attention: John Bouquet / G06704
Telephone (212) 623-2840

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA	$14,000,000 (Series A)	Second Closing

(1)	All payments by wire transfer of immediately available funds to:

JP Morgan Chase
FED ABA #021000021
Chase/NYC/CTR/BNF
A/C 900-9-000200
Reference A/C #G05978, Guardian Life, CUSIP #
PPN 689648 C*2, Otter Tail Corporation

Each such wire transfer shall set
forth the name of the Company, the
full title (including the applicable
coupon rate and final maturity date)
of the Notes, a reference to a PPN
No. and the due date and application
(as among principal, premium and
interest) of the payment being made.

(2)	All notices of payments and written confirmations of such wire transfers: The Guardian Life Insurance Company of America 7 Hanover Square
New York, NY 10004-2616
Attn: Barry Scheinholtz
Investment Department 20-D
FAX # (212) 919-2658/2656

(3)	All other communications:

The Guardian Life Insurance Company
of America
7 Hanover Square
New York, NY 10004-2616
Attn: Barry Scheinholtz
Investment Department 20-D
FAX # (212) 919-2658/2656

(4)	Tax Identification No. 13-5123390

(5)	Address to send Notes:

JP Morgan Chase
4 New York Plaza – Ground Floor Receive
Window

New York, NY 10004

Reference A/C #G05978, Guardian Life

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	THRIVENT FINANCIAL FOR LUTHERANS	$5,000,000 (Series C)	First Closing
	(I/N/O SWANBIRD & CO.)	$5,000,000 (Series C)	Second Closing

(1)	All payments by wire transfer of immediately available funds to:

ABA # 011000028
State Street Bank & Trust Co.
DDA # A/C – 6813-049-1
Fund Number: NCE1
Fund Name: Thrivent Financial for Lutherans

All payments must include the following information:

Security Description
Private Placement Number
Reference Purpose of Payment
Interest and/or Principal Breakdown

(2)	All notices of payments and written confirmations of such wire transfers:

Investment Division-Private Placements
Attn: Michael Groneberg
Thrivent Financial for Lutherans
625 Fourth Avenue South
Minneapolis, MN 55415
Fax: (612) 844-4027

With a copy to:
Thrivent Accounts
State Street Kansas City
801 Pennsylvania
Kansas City, MO 64105
Attention: Bart Woodson
Fax: (816) 691-3610

(3)	All other communications:

Thrivent Financial for Lutherans
Attn: Investment Division-Private Placements
625 Fourth Avenue South
Minneapolis, MN 55415
Fax: (612) 844-4027

(4)	Tax Identification No. 39-0123480

(5)	Address to send Notes:

DTC/New York Window
55 Water Street
Plaza Level – 3rd Floor
New York, NY 10041
Attention: Robert Mendez
Account: State Street
Fund Name: Thrivent Financial for Lutherans
Fund Number: NCE1
Nominee Name: Swanbird & Co.

Nominee Tax ID Number: 04-3475606

With a copy to the Thrivent Financial in-house attorney, Tina Smith.

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	FORT DEARBORN LIFE INSURANCE COMPANY (I/N/O STRAFE & CO.)	$1,200,000 (Series A)	Second Closing

(1)	All payments by wire transfer of immediately available funds to:

JP Morgan Private Client Services
ABA#: 044000037
For further credit to:
Banc One Account #: 2600218706
Account Name: Fort Dearborn Life Ins Co
(Separate - MVA)
Attn: Cami Chapman (614) 244-4084
Credit: #980401787
Ref: Issuer, Rate, Maturity, CUSIP/PPN, P&I
Breakdown

(2)	All notices of payments and written confirmations of such wire transfers:

Fort Dearborn Life Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(3)	All other communications:

Fort Dearborn Life Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(4)	Tax Identification No. 36-2598882

(5)	Address to send Notes:

Bank One Investment Management Group
c/o Trade Settlement
340 South Cleveland Ave.
Bldg. 350
Westerville, OH 43081
0H1-0393

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	FORT DEARBORN LIFE INSURANCE COMPANY (I/N/O STRAFE & CO.)	$300,000 (Series A)	Second Closing

(1)	All payments by wire transfer of immediately available funds to:

JP Morgan Private Client Services
ABA#: 044000037
For further credit to:
Banc One Account #: 2600218718
Account Name: Fort Dearborn Life Ins Co
(Advantus C & S)
Attn: Cami Chapman (614) 244-4084
Credit: #980401787
Ref: Issuer, Rate, Maturity,
CUSIP/PPN, P&I Breakdown

(2)	All notices of payments and written confirmations of such wire transfers:

Fort Dearborn Life Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(3)	All other communications:

Fort Dearborn Life Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(4)	Tax Identification No. 36-2598882

(5)	Address to send Notes:

Fort Dearborn Life Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	FORT DEARBORN LIFE INSURANCE COMPANY (I/N/O STRAFE & CO.)	$300,000 (Series A)	Second Closing

(1)	All payments by wire transfer of immediately available funds to:

JPMorgan Chase
ABA#: 044000037
Recipient Account Name: PCS Operations
Recipient Account#: 980401787
For Further Credit to:
Account #: 2600218713
Acct Name: Fort Dearborn Life Ins Co
(Equity Index Annuity - FIA)

Please reference sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

Fort Dearborn Life Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(3)	All other communications:

Fort Dearborn Life Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(4)	Tax Identification No. 36-2598882

(5)	Address to send Notes:

Bank One Investment Management Group
c/o Trade Settlement
340 South Cleveland Ave.
Bldg. 350
Westerville, OH 43081
0H1-0393

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	FORT DEARBORN LIFE INSURANCE COMPANY (I/N/O STRAFE & CO.)	$700,000 (Series A)	Second Closing

(1)	All payments by wire transfer of immediately available funds to:

JP Morgan Private Client Services
ABA#: 044000037
For further credit to:
Banc One Account #: 2600218717
Account Name: Fort Dearborn Life Ins Co
(Advantus IP)
Attn: Cami Chapman (614) 244-4084
Credit: #980401787

Please reference sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

Fort Dearborn Life Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(3)	All other communications:

Fort Dearborn Life Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(4)	Tax Identification No. 36-2598882

(5)	Address to send Notes:

Bank One Investment Management Group
c/o Trade Settlement
340 South Cleveland Ave.
Bldg. 350
Westerville, OH 43081
0H1-0393

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	THE CATHOLIC AID ASSOCIATION (I/N/O WELLS FARGO BANK N.A. FBO THE CATHOLIC AID ASSOCIATION)	$500,000 (Series A)	Second Closing

(1)	All payments by wire transfer of immediately available funds to:

Wells Fargo Bank N.A.
ABA #: 121000248
BNFA: 0000840245 (must use all 10 digits)
Beneficiary Acct Name: Trust Wire Clearing
Wells Fargo Acct Name: The Catholic Aid
Association
Wells Fargo Acct #: 15313201
Contact Name: Duane Johnson (612) 667-0749

Please reference sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

The Catholic Aid Association
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(3)	All other communications:

The Catholic Aid Association
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(4)	Tax Identification No. 41-0182070

(5)	Address to send Notes:

Wells Fargo Bank N.A.
733 Marquette Ave. 5th Floor
MAC N9306-059
Security Control and Transfer
Minneapolis, MN 55479
Account Name: The Catholic Aid Association
Account Number: 15313201
Contact Name: Tina Frederick (612) 667-0749

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	GREAT WESTERN INSURANCE COMPANY (I/N/O MERRILL LYNCH FOR GREAT WESTERN INSURANCE COMPANY)	$500,000 (Series B)	Second Closing

(1)	All payments by wire transfer of immediately available funds to:

JP Morgan Chase
ABA Number: 021 000 021
DDA: 930-4-019012
Sub Account: 035-00202
Attn: Richard D’Angelo
Phone #: 904-218-1683
Ref: Issuer, Rate, Maturity, CUSIP/PPN,
P&I Breakdown

(2)	All notices of payments and written confirmations of such wire transfers:

Great Western Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(3)	All other communications:

Great Western Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(4)	Tax Identification No. 87-0395954

(5)	Address to send Notes:

New York Window / DTCC
55 Water Street
New York, NY 10041
Acct #: 70G-13700, Great Western Ins. Co.
Attn: Butch Puazo (212) 855-2465
Rosa Acebo (212) 855-2468

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	AMERICAN REPUBLIC INSURANCE COMPANY (I/N/O WELLS FARGO BANK N.A. AS CUSTODIAN FOR AMERICAN REPUBLIC INSURANCE COMPANY)	$1,000,000 (Series B)	Second Closing

(1)	All payments by wire transfer of immediately available funds to:

Wells Fargo Bank, N.A.
ABA #121000248
BNFA=0000840245 (include all 10 digits)
BNF=Trust Wire Clearing
FFC Attn: Income Collections, a/c #20983400
For further credit to:
American Republic Insurance Co.
Account Number: 20983400
Ref: Issuer, Rate, Maturity, CUSIP/PPN,
P&I Breakdown

(2)	All notices of payments and written confirmations of such wire transfers:

American Republic Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(3)	All other communications:

American Republic Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(4)	Tax Identification No. 42-0113630

(5)	Address to send Notes:

Wells Fargo Bank Minnesota, N.A.
MAC N9306-059
Investors Building – 5th Floor
Security Control and Transfer
733 Marquette Ave.
Minneapolis, MN 55479
Account Name: American Republic Insurance Company

Account Number: 20983400
Contact Name: Duane Johnson (612) 667-6723

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	CINCINNATI INSURANCE COMPANY	$4,000,000 (Series B)	Second Closing

(1)	All payments by wire transfer of immediately available funds to:

Fifth Third Bank, Cincinnati, OH
ABA #: 042 000 314
Account #: 71575856/Trust Operations
F/F/C 010034362646 SK-AGT Cincinnati
Insurance Company

(2)	All notices of payments and written confirmations of such wire transfers:

Cincinnati Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(3)	All other communications:

Cincinnati Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(4)	Tax Identification No. 31-0542366

(5)	Address to send Notes:

Fifth Third Bank
5050 Kingsley Dr.
Md: 1MOB2J
Cincinnati, OH 45263
Attn: Kim Turner (phone #: 513-358-8018)

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	COLORADO BANKERS LIFE INSURANCE COMPANY (I/N/O STRAFE & CO. F/A/O COLORADO BANKERS LIFE INSURANCE COMPANY)	$500,000 (Series B)	Second Closing

(1)	All payments by wire transfer of immediately available funds to:

JP Morgan Private Client Services
ABA #044000037
F/A/O: Colorado Bankers Life Insurance Co.
Account #2600392300
Credit #980401787
Ref: Issuer, Rate, Maturity, CUSIP/PPN,
P&I Breakdown

(2)	All notices of payments and written confirmations of such wire transfers:

Colorado Bankers Life Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(3)	All other communications:

Colorado Bankers Life Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, MN 55101
Attn: Client Administrator

(4)	Tax Identification No. 84-0674027

(5)	Address to send Notes:

Bank One Investment Management Group
c/o Trade Settlement
340 South Cleveland Avenue
Building 350
Westerville, OH 43081
OH1-0393

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	NAVY MUTUAL AID ASSOCIATION	$4,000,000 (Series C)	First Closing

(1)	All payments by wire transfer of immediately available funds to:

Armed Forces Bank
320 Kansas Avenue
Fort Leavenworth, Kansas 66027
Routing Number 1011 08319
Navy Mutual Aid Association
Account No. 2877384

with sufficient information to identify the
source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

Navy Mutual Aid Association
Investment Department
Henderson Hall
29 Carpenter Road
Arlington, Virginia 22212

(3)	All other communications:

Navy Mutual Aid Association
Investment Department
Henderson Hall
29 Carpenter Road
Arlington, Virginia 22212

(4)	Tax Identification No. 53-0116720

(5)	Address to send Notes:

Navy Mutual Aid Association
Investment Department
Henderson Hall
29 Carpenter Road
Arlington, Virginia 22212

	Name and Address of Purchaser	Principal Amount and	Closing(s) at which
		Series of	Purchase of Notes is
		Notes to be Purchased	to Occur
	NATIONAL GUARDIAN LIFE INSURANCE COMPANY	$3,000,000 (Series C)	First Closing

(1)	All payments by wire transfer of immediately available funds to:

US Bank Madison
PO Box 7900
Madison, WI 53707
ABA No. 075000022

For credit to: National Guardian Life Insurance Company Account No. 312 335 010

Each such wire transfer shall set forth the name of
the Company, the full title (including the
applicable coupon rate and final maturity date) of
the Notes, a reference to a PPN No. and the due
date and application (as among principal, premium
and interest) of the payment being made.

(2)	All notices of payments and written confirmations of such wire transfers:

National Guardian Life Insurance Company
Attn: Investment Department
Two E. Gilman Street
Madison, Wisconsin 53703

(3)	All other communications:

National Guardian Life Insurance Company
Attn: Investment Department
Two E. Gilman Street
Madison, Wisconsin 53703

(4)	Tax Identification No. 39-049-3780

(5)	Address to send Notes:

Robert A. Mucci
Senior Vice President & Treasurer
National Guardian Life Insurance Company
Two E. Gillman Street
Madison, Wisconsin 53703

Schedule B
Defined Terms
     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
     “Acceptable Rating” shall mean with respect to the senior unsecured debt of the Company, a rating of “Baa3” (or the then current equivalent thereof) or better from Moody’s and a rating of “BBB-” (or the then current equivalent thereof) or better from S&P and in the case of any other Designated Rating Agency, a rating equivalent to or better than such Acceptable Rating of Moody’s or S&P.
     “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
     “Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.
     “Assignment Date” is defined in Section 24.
     “Assignment Terms” is defined in Section 24.
     “Business Day” means (a) for the purposes of Section 10.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Minneapolis, Minnesota are required or authorized to be closed.
     “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
     “Change of Control” means, at any time (i) one person or a group of related persons acquires more than 50% of the voting shares of the Company and (ii) within ninety (90) days after such acquisition (or such longer period as the rating of the Notes shall be under publicly announced consideration by any Designated Rating Agency), the Company fails to establish or maintain an Acceptable Rating. A Corporate Reorganization shall in no event be deemed to constitute a Change of Control.

     “Change of Control Date” shall mean the first date upon which a Change of Control shall have occurred.
     “Change of Control Notice” is defined in Section 10.1(b).
     “Closing” is defined in Section 3.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
     “Company” means Otter Tail Corporation, a Minnesota corporation or any successor that becomes such in the manner prescribed in Section 12.4.
     “Company Guaranty” is defined in Section 24(g).
     “Confidential Information” is defined in Section 22.
     “Consolidated Debt” means, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.
     “Consolidated Net Worth” means, at any time,
     (a) the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus
     (b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.
     “Consolidated Total Capitalization” means, at any time, the sum of Consolidated Net Worth and Consolidated Debt.
     “Corporate Reorganization” is defined in Section 24.
     “Debt” with respect to any Person means, at any time, without duplication,
     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;
     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
     (c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;
     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and
     (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.
     Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
     “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
     “Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by U.S. Bank, National Association in Minneapolis, Minnesota as its “base” or “prime” rate.
     “Designated Ratings Agency” means Moody’s and S&P and in the event that either Moody’s or S&P is not rating Debt of corporations the common shares of which are publicly traded, then another rating agency or agencies of recognized national standing.
     “Disposition Value” means, at any time, with respect to any property,
     (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and
     (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.
     “EBIT” means, for any period of determination, the consolidated net income of the Company and its Subsidiaries before provision for income taxes, plus, to the extent subtracted in determining consolidated net income, Interest Expense, all as determined in accordance with GAAP, excluding (to the extent included): (a) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than inventory) during the applicable period; and (b) similar non-operating losses during such period.
     “Electronic Delivery” is defined in Section 9.1(a).

     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
     “Event of Default” is defined in Section 13.
     “Failed Assignment Notice” is defined in Section 24.
     “Failed Assignment Prepayment Notice” is defined in Section 24.
     “Failure to Close” is defined in Section 10.1(c).
     “Failure to Close Notice” is defined in Section 10.1(c).
     “Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).
     “Form 10-K” is defined in Section 9.1(b).
     “Form 10-Q” is defined in Section 9.1(a).
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
     “Governmental Authority” means:
     (a) the government of:
          (i) the United States of America or any State or other political subdivision thereof, or
          (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary; or
     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
     (a) to purchase such indebtedness or obligation or any property constituting security therefor;
     (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
     (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
     In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
     “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
     “Holder” or “holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 15.1.
     “Indebtedness” with respect to any Person means, at any time, without duplication,
     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;
     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
     (c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);
     (f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and
     (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.
     Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
     “Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
     “Interest and Dividend Coverage Ratio” means the ratio, calculated as of the end of each fiscal quarter of the Company, of: (a) EBIT for such period; to (b) the sum for such period of (i) Interest Expense, plus (ii) dividends or interest on Preferred Stock.
     “Interest Expense” means, for any period of determination, the aggregate consolidated amount, without duplication, of interest paid, accrued or scheduled to be paid in respect of any Indebtedness of the Company and its Subsidiaries, including in all cases interest expense determined in accordance with GAAP and (a) all but the principal component of payments in respect of conditional sale contracts, Capital Leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers’ acceptance financings and (c) net costs under any interest rate swap, collar or other interest rate hedging agreements, in each case determined in accordance with GAAP.
     “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
     “Make-Whole Amount” is defined in Section 10.6.

     “Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.
     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.
     “Memorandum” is defined in Section 7.3.
     “Moody’s” means Moody’s Investors Services, Inc., or any Person succeeding to the securities rating business of such company.
     “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
     “NAIC” means the National Association of Insurance Commissioners or any successor thereto.
     “Net Proceeds Amount” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of
     (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus
     (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.
     “Note Assumption and Exchange Agreement” is defined in Section 24(a).
     “Notes” is defined in Section 1.
     “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
     “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
     “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     “Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
     “Prepayment Notice” is defined in Section 10.1(d).
     “Priority Debt” means, at any time without duplication, the sum of (a) all Debt of the Company and of any Subsidiaries secured by Liens other than by Liens permitted by Sections 12.7(a) through (g) and (b) all Debt of Subsidiaries and Preferred Stock of Subsidiaries held by entities other than the Company or a Wholly-Owned Subsidiary; provided, that there shall be excluded from the definition of Priority Debt any Debt of the Regulated Subsidiary that is not secured by Liens existing as a result of a Corporate Reorganization.
     “Property” or “Properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
     “PTE” is defined in Section 8.2(a).
     “Purchaser” is defined in the first paragraph of this Agreement.
     “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
     “Regulated Subsidiary” is defined in Section 24.
     “Regulated Subsidiary Notes” is defined in Section 24(c).
     “Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
     “Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.
     “Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
     “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
     “S&P” means Standard & Poor’s Ratings Services, a Division of the McGraw Hill Companies, Inc., or any Person succeeding to the securities rating business of such company.

     “SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.
     “Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
     “Significant Subsidiary” means at any time any Subsidiary of the Company that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X, Rule 1-02(w) of the SEC as in effect on the date of the Closing) of the Company.
     “Source” is defined in Section 8.2.
     “Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
     “Subsidiary Guarantee Covenant” is defined in Section 12.9.
     “Subsidiary Stock” means, with respect to any Person, the stock or other equity (or any options or warrants to purchase stock or other equity or other Securities exchangeable for or convertible into stock or other equity) of any Subsidiary of such Person.
     “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
     “Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
     “Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
     “10% Four Quarter Limit” is defined in Section 12.8(c).
     “Total Utility Plant” means, at any time, the total Utility Plant of the Company which would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.
     “Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) or otherwise disposes of (including a dividend or a distribution other than a regular quarterly cash dividend paid by the Company or a distribution by the Company of additional shares of its common stock) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount.
     “25% Cumulative Limit” is defined in Section 12.8(c).
     “Utility Assets” means the assets of the Utility Plant.
     “Utility Plant” means all property (including separate and distinct plants, systems and properties), and all permanent improvements, extensions, additions and betterments to or about the plants and properties of the Company which are a part of the Company’s electric utility system (including all generating and transmission plants and properties), and are properly chargeable under GAAP as additions to plant account including, without limiting the scope of the foregoing, property of the character described in the preceding provisions of this definition in process of construction or erection, so far as actually constructed or erected.
     “Utility Property Reinvestment Application” means, with respect to any Transfer of Utility Assets, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company of Utility Assets.
     “USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     “Varistar” means Varistar Corporation, a Minnesota corporation.
     “Varistar Credit Facility” is defined in Section 12.9.
     “Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Schedule 7.3
Disclosure Documents
None.
SCHEDULE 7.3
(to Note Purchase Agreement)

Schedule 7.4
Subsidiaries of the Company; Ownership of Subsidiary Stock; Affiliates;
Directors and Senior Officers
(i) Subsidiaries of Otter Tail Corporation: All Subsidiaries listed in the table below are owned 100% by Otter Tail Corporation unless otherwise indicated by footnote.

		Number and Class of Shares Issued
	State of	and Owned by Otter Tail
Company	Organization	Corporation or its Subsidiaries	Footnote Ref.
AC Equipment, Inc.	Minnesota	100 Shares Common	(3)
AWI Acquisition Company Limited	Prince Edward	1 Share Common	(8)
	Island
	Canada
Aerial Contractors, Inc.	North Dakota	10 Shares Common	(3)
AgraWest Investments Limited	Prince Edward	5,000,000 Shares Common	(9)
	Island	1,500,000 Shares Class A Preferred
	Canada	1,500,000 Shares Class B Preferred
		1,500 Shares Class C Preferred
Aviva Sports, Inc.	Minnesota	100 Shares Common	(6)
BTD Manufacturing, Inc.	Minnesota	200 Shares Common	(1)
Chassis Liner Corporation**	Minnesota	100 Shares Common	(1)
DMI Industries, Inc.	North Dakota	980 Shares Common	(1)
DMI Canada, Inc.	Canada	1 Share Common	(4)
DMS Health Technologies, Inc.	North Dakota	8,500 Shares Class A	(1)
		5,100 Shares Class B
DMS Imaging, Inc.	North Dakota	1,606 Shares Common Voting	(2)
DMS – Imaging Partners, LLC**	Delaware		(10)
DMS – Imaging Partners II, LLC**	Delaware		(10)
DMS Leasing Corporation**	North Dakota	2,500 Shares Common	(2)
E. W. Wylie Corporation	North Dakota	100 Shares Common	(1)
Foley Company	Missouri	50,000 Shares Common	(1)
Galva Foam Marine Industries, Inc.	Missouri	100,000 Shares Common	(6)
Idaho Pacific Holdings, Inc.	Delaware	10,002 Shares Class A Common (voting)	(1)
Idaho-Pacific Corporation	Idaho	400 Shares Common	(8)
Idaho-Pacific Colorado Corporation	Delaware	100 Shares Common	(8)
Lynk3 Technologies, Inc.	Minnesota	100 Shares Common	(3)
Midwest Construction Services, Inc.	Minnesota	100 Shares Common	(1)
Moorhead Electric, Inc.	Minnesota	80 Shares Common	(3)
Northern Pipe Products, Inc.	North Dakota	10,000 Shares Common	(1)
Otter Tail Assurance Limited	Cayman Islands	50,000 Shares Common	(7)
Otter Tail Energy Services Company, Inc.	Minnesota	1,000 Shares Common	(7)
Overland Mechanical Services, Inc.	Minnesota	100 Shares Common	(5)
Shoreline Industries, Inc.	Minnesota	1,000 Shares Common	(6)
ShoreMaster, Inc.	Minnesota	100 Shares Common	(1)
ShoreMaster Costa Rica SRL	Costa Rica	50 Quotas	(6)
St. George Steel Fabrication, Inc.**	Utah	1,000 Shares Common	(1)
T.O. Plastics, Inc.	Minnesota	100 Shares Common	(1)
TW Renewables, LLC**	Minnesota
SCHEDULE 7.4
(to Note Purchase Agreement)

		Number and Class of Shares Issued
	State of	and Owned by Otter Tail
Company	Organization	Corporation or its Subsidiaries	Footnote Ref.
Varistar Corporation	Minnesota	100 Shares Common	(7)
Ventus Energy Systems, Inc.	Minnesota	100 Shares Common	(3)
Vinyltech Corporation	Arizona	100 Shares Common	(1)

(1)	Subsidiary of Varistar Corporation

(2)	Subsidiary of DMS Health Technologies, Inc.

(3)	Subsidiary of Midwest Construction Services, Inc.

(4)	Subsidiary of DMI Industries, Inc.

(5)	Subsidiary of Otter Tail Energy Services Company, Inc.

(6)	Subsidiary of ShoreMaster, Inc.

(7)	Subsidiary of Otter Tail Corporation

(8)	Subsidiary of Idaho Pacific Holdings, Inc.

(9)	Subsidiary of AWI Acquisition Company Limited

(10)	Subsidiary of DMS Imaging, Inc.

** Inactive
(ii) Affiliates (other than Subsidiaries): None.
(iii) Directors and Senior Officers of Otter Tail Corporation:

Name	Title
John D. Erickson	President & CEO; Director
Kevin G. Moug	Chief Financial Officer & Treasurer
Lauris N. Molbert	Executive Vice President & COO
George A. Koeck	General Counsel & Corporate Secretary
Charles S. MacFarlane	President, Otter Tail Power Company
John C. MacFarlane	Chairman of the Board
Karen M. Bohn	Director
Dennis R. Emmen	Director
Arvid R. Liebe	Director
Edward J. McIntyre	Director
Nathan I. Partain	Director
Joyce Nelson Schuette	Director
Gary J. Spies	Director
SCHEDULE 7.4
(to Note Purchase Agreement)

Schedule 7.5
Financial Statements
Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2007*
Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2007*
Annual Report on Form 10-K for the Year Ended December 31, 2006*

*	This information is available on the Company’s website or the SEC website.
SCHEDULE 7.5
(to Note Purchase Agreement)

Schedule 7.8
Litigation
None.
SCHEDULE 7.8
(to Note Purchase Agreement)

Section 7.11
Licenses, Permits, Etc.
None.
SCHEDULE 7.11
(to Note Purchase Agreement)

Schedule 7.14
Use of Proceeds
The proceeds will be used (i) to repay indebtedness of Otter Tail Corporation and (ii) for general corporate purposes.
SCHEDULE 7.14
(to Note Purchase Agreement)

Schedule 7.15
Existing Indebtedness

June 30
(in thousands)	2007	Collateral

Long-term debt
Senior notes 6.63%, due December 1, 2011	$90,000	Unsecured
Senior debentures 6.375%, due December 1, 2007	50,000	Unsecured
Insured senior notes 5.625%, due October 1, 2017	40,000	Unsecured
Senior notes 6.80%, due October 1, 2032	25,000	Unsecured
Mercer County, North Dakota pollution control refunding revenue bonds 4.85%, due September 1, 2022	20,735	Unsecured
Pollution control refunding revenue bonds, variable, 4.13% at June 20, 2007, due December 1, 2012	10,400	Unsecured
Lombard US Equipment Finance note 6.76%, due October 2, 2010	8,150	Unsecured
Grant County, South Dakota pollution control refunding revenue bonds 4.65%, due September 1, 2017	5,185	Unsecured
Obligations of Varistar Corporation – various up to 9.35% at June 30, 2007	8,254	Primarily Unsecured

Total	257,724

Less:
Current maturities	3,096
Unamortized debt discount	488

Total long-term debt	$254,140

The 6.63% senior notes and the 5.625% insured senior notes are guaranteed by Varistar Corporation. The Grant County and Mercer County pollution control refunding revenue bonds and the 5.625% insured senior notes are covered under a financial guaranty insurance policy provided by Ambac Assurance Corporation. None of the series of outstanding long-term debt are in default as of June 30, 2007.
SCHEDULE 7.15
(to Note Purchase Agreement)

Schedule 7.19
Partnerships and Joint Ventures
None.
SCHEDULE 7.19
(to Note Purchase Agreement)

Exhibit 1(a)
[Form of Series A Note]
OTTER TAIL CORPORATION
5.95% Senior Unsecured Note, Series A, Due 2017

No. [RA-___]	[Date]

$[ ]	PPN 689648 C*2
          For Value Received, the undersigned, OTTER TAIL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                                         ] Dollars (or so much thereof as shall not have been prepaid) on August 20, 2017, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.95% per annum from the date hereof, payable semiannually, on the 15th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.95% or (ii) 2% over the rate of interest publicly announced by U.S. Bank National Association from time to time in Minneapolis, Minnesota as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Fargo, North Dakota or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Unsecured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 20, 2007 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representation set forth in Section 8.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
EXHIBIT 1(a)
(to Note Purchase Agreement)

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
          This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

OTTER TAIL CORPORATION
By
Name:
Title:

EXHIBIT 1(a)
(to Note Purchase Agreement)

Exhibit 1(b)
[Form of Series B Note]
OTTER TAIL CORPORATION
6.15% Senior Unsecured Note, Series B, Due 2022

No. [RB-___]	[Date]

$[ ]	PPN 689648 C@0
          For Value Received, the undersigned, OTTER TAIL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                                         ] Dollars (or so much thereof as shall not have been prepaid) on August 20, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.15% per annum from the date hereof, payable semiannually, on the 15th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.15% or (ii) 2% over the rate of interest publicly announced by U.S. Bank National Association from time to time in Minneapolis, Minnesota as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Fargo, North Dakota or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Unsecured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 20, 2007 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representation set forth in Section 8.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
EXHIBIT 1(b)
(to Note Purchase Agreement)

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
          This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

OTTER TAIL CORPORATION
By
Name:
Title:

EXHIBIT 1(b)
(to Note Purchase Agreement)

Exhibit 1(c)
[Form of Series C Note]
OTTER TAIL CORPORATION
6.37% Senior Unsecured Note, Series C, Due 2027

No. [RC-___]	[Date]

$[ ]	PPN 689648 C#8
          For Value Received, the undersigned, OTTER TAIL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                                         ] Dollars (or so much thereof as shall not have been prepaid) on August 20, 2027, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.37% per annum from the date hereof, payable semiannually, on the 15th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.37% or (ii) 2% over the rate of interest publicly announced by U.S. Bank National Association from time to time in Minneapolis, Minnesota as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Fargo, North Dakota or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Unsecured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 20, 2007 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representation set forth in Section 8.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
EXHIBIT 1(c)
(to Note Purchase Agreement)

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
          This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

OTTER TAIL CORPORATION
By
Name:
Title:

EXHIBIT 1(c)
(to Note Purchase Agreement)

Exhibit 1(d)
[Form of Series D Note]
OTTER TAIL CORPORATION
6.47% Senior Unsecured Note, Series D, Due 2037

No. [RD-___]	[Date]

$[ ]	PPN 689648 D*1
          For Value Received, the undersigned, OTTER TAIL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                                         ] Dollars (or so much thereof as shall not have been prepaid) on August 20, 2037, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.47% per annum from the date hereof, payable semiannually, on the 15th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.47% or (ii) 2% over the rate of interest publicly announced by U.S. Bank National Association from time to time in Minneapolis, Minnesota as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Fargo, North Dakota or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Unsecured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 20, 2007 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representation set forth in Section 8.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
EXHIBIT 1(d)
(to Note Purchase Agreement)

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
          This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

OTTER TAIL CORPORATION
By
Name:
Title:

EXHIBIT 1(d)
(to Note Purchase Agreement)

Exhibit 4.4(a)(i)
Form of First Closing Opinion of Special Counsel to the Company
August 20, 2007
To the Purchasers named on
Schedule A attached hereto
Ladies and Gentlemen:
     We have acted as counsel to Otter Tail Corporation, a Minnesota corporation (the “Company”), in connection with the issuance and sale by the Company of $155,000,000 aggregate principal amount of its Senior Unsecured Notes (collectively, the “Notes”), to be issued in four series, in the following designations and aggregate principal amounts: (a) $33,000,000 aggregate principal amount of 5.95% Senior Unsecured Notes, Series A, due 2017 (the “Series A Notes”); (b) $30,000,000 aggregate principal amount of 6.15% Senior Unsecured Notes, Series B, due 2022 (the “Series B Notes”); (c) $42,000,000 aggregate principal amount of 6.37% Senior Unsecured Notes, Series C, due 2027 (the “Series C Notes”); and (d) $50,000,000 aggregate principal amount of 6.47% Senior Unsecured Notes, Series D, due 2037 (the “Series D Notes”). On the date hereof, $12,000,000 aggregate principal amount of the Series C Notes and $13,000,000 aggregate principal amount of the Series D Notes are being issued and sold pursuant to that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of the date hereof, between the Company and the Purchasers party thereto (the “Purchasers”). The remaining $30,000,000 aggregate principal amount of the Series C Notes and $37,000,000 aggregate principal amount of the Series D Notes, as well as the Series A Notes and the Series B Notes, will be issued and sold by the Company on the dates set forth in, and pursuant to the terms of, the Note Purchase Agreement.
     This opinion is being delivered pursuant to Section 4.4(a)(i) of the Note Purchase Agreement. Capitalized terms used herein, except as otherwise specifically defined herein, are used with the same meaning as defined in the Note Purchase Agreement.
     In connection with this opinion, we have examined the following documents:
EXHIBIT 4.4(a)(i)
(to Note Purchase Agreement)

August      , 2007
     (a) The Restated Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Minnesota (the “Articles”);
     (b) The Restated Bylaws of the Company, as amended, certified by its Secretary (the “Bylaws”);
     (c) Resolutions of the Board of Directors of the Company adopted on August 6, 2007, certified by the Secretary of the Company;
     (d) An executed copy of the Note Purchase Agreement;
     (e) Executed copies of the Series C Notes and the Series D Notes being delivered on the date hereof; and
     (f) The other documents delivered in connection with the First Closing on the date hereof.
     We also have examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.
     In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.
     Our opinions expressed below as to certain factual matters are qualified as being limited “to our knowledge” or by other words to the same or similar effect. Such words, as used herein, mean that prior to or during the course of this firm’s representation of the Company in connection with the specific transactions contemplated by the Note Purchase Agreement, no contrary information came to the attention of Gary L. Tygesson, Shawna Fullerton or Duffy Lorenz, the attorneys in our firm who have principally represented the Company in connection with the transactions contemplated by the Note Purchase Agreement. In rendering such opinions, we have not conducted any independent investigation of the Company, consulted with other attorneys in our firm with respect to the matters covered thereby, or reviewed any of our
EXHIBIT 4.4(a)(i)
(to Note Purchase Agreement)

August      , 2007
prior files involving the Company. Finally, no inference as to our knowledge with respect to the factual matters upon which we have so qualified our opinions should be drawn from the fact of our representation of the Company.
     Based on the foregoing, we are of the opinion that:
     (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Notes.
     (ii) The Company is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or to so qualify or to be in good standing would not result in a Material Adverse Effect.
     (iii) The Note Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.
     (iv) The Series C Notes and Series D Notes being delivered on the date hereof have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
     (v) No prior approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Minnesota, New York or federal governmental authority is required to be obtained or made by the Company in connection with the execution and delivery of the Note Purchase Agreement or the Series C Notes and Series D Notes being delivered on the date hereof, except such as have been obtained or made.
     (vi) Neither the issuance and sale of the Series C Notes and the Series D Notes being delivered on the date hereof, nor the execution, delivery and performance by the Company of the Note Purchase Agreement and the Series C Notes and Series D Notes being delivered on the date hereof, (a) conflicts with or results in any breach of any of the provisions of or constitutes a default under or results in the creation or imposition of any lien or encumbrance upon any of the property of the Company pursuant to (1) the provisions of the Articles or Bylaws or (2) any indenture, mortgage, lease, agreement, instrument, license, permit, order, judgment or decree known to us by which the Company is bound or to which its properties and assets are subject, except for any such conflict, breach, default, lien or encumbrance which would not result in a Material Adverse Effect, or (b) results in the contravention of any law, rule or regulation as to
EXHIBIT 4.4(a)(i)
(to Note Purchase Agreement)

August      , 2007
which the Company or its properties or assets or any thereof are subject, except that we express no opinion regarding any federal securities laws (other than as provided in our opinion in clause (vii) below), or the securities or “Blue Sky” laws of any state.
     (vii) Assuming the accuracy and performance of, and compliance with, the representations, warranties and agreements of the Company and the Purchasers in the Note Purchase Agreement, the issuance, sale and delivery of the Series C Notes and Series D Notes being delivered on the date hereof, under the circumstances contemplated by the Note Purchase Agreement, do not, under existing law, require the registration of such Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
     (viii) The issuance of the Series C Notes and Series D Notes being delivered on the date hereof and the use of the proceeds of the sale of such Notes in accordance with the provisions of and contemplated by the Note Purchase Agreement do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.
     (ix) The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and to our knowledge, based solely on our review of the statements of beneficial ownership of the Company’s stock filed as of the date hereof with the SEC and in reliance upon certificates of officers of the Company, the Company is not “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     The opinions set forth above are subject to the following qualifications and exceptions:
     (a) Our opinions above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation or other similar laws and judicial decisions affecting or relating to the rights of creditors generally.
     (b) Our opinions above are subject to the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). In addition, the availability of specific performance, injunctive relief, the appointment of a receiver or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.
     (c) We express no opinion as to the enforceability of provisions in the Note Purchase Agreement or in the Series C Notes or Series D Notes being delivered on the
EXHIBIT 4.4(a)(i)
(to Note Purchase Agreement)

August      , 2007
date hereof to the extent they contain obligations of the Company to pay any prepayment premium, default interest rate or other form of liquidated damages if the payment of such premium, interest rate or damages may be construed as unreasonable in relation to the actual damages or disproportionate to actual damages suffered by the Purchaser as a result of such prepayment or default.
     (d) We express no opinion as to the validity, binding effect or enforceability of (i) any provision of the Note Purchase Agreement or the Series C Notes or Series D Notes being delivered on the date hereof related to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights or remedies or (iii) terms which excuse any person or entity from liability for such person’s or entity’s negligence or willful misconduct.
     (e) We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.
     (f) In rendering our opinion in paragraph (v) above, we do not express any opinion with respect to any approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Minnesota, New York or federal governmental authority required generally in connection with the business or operations of the Company.
     The opinions expressed above are limited to the laws of the States of Minnesota and New York and the federal laws of the United States and we express no opinion as to the laws of any other jurisdiction.
EXHIBIT 4.4(a)(i)
(to Note Purchase Agreement)

August      , 2007
     The foregoing opinions are being furnished solely for the benefit of the addressees named on Schedule A hereto (and their transferees, provided that any transfer of Notes to such transferees is made in accordance with the applicable provisions of the Note Purchase Agreement), and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent, except to the extent required by applicable law or regulation or in accordance with any auditing or oversight function or request by regulatory authorities to which any addressee or permitted transferee is subject.
Very truly yours,
GLT/SK
Attachment:     Schedule A—List of Addressees
EXHIBIT 4.4(a)(i)
(to Note Purchase Agreement)

August      , 2007
SCHEDULE A
List of Addressees
Deutsche Bank AG New York Branch
Teachers Insurance and Annuity Association of America
Provident Life and Accident Insurance Company
The Guardian Life Insurance Company of America
Thrivent Financial For Lutherans
Fort Dearborn Life Insurance Company
The Catholic Aid Association
Great Western Insurance Company
American Republic Insurance Company
Cincinnati Insurance Company
Colorado Bankers Life Insurance Company
Navy Mutual Aid Association
National Guardian Life Insurance Company
EXHIBIT 4.4(a)(i)
(to Note Purchase Agreement)

Exhibit 4.4(a)(ii)
Form of First Closing Opinion of the General Counsel of the Company
August      , 2007
To the Purchasers named on
Schedule A attached hereto:
Ladies and Gentlemen:
     I have acted as General Counsel to Otter Tail Corporation, a Minnesota corporation (the “Company”), in connection with the issuance and sale by the Company of $155,000,000 aggregate principal amount of its Senior Unsecured Notes (collectively, the “Notes”), to be issued in four series, in the following designations and aggregate principal amounts: (a) $33,000,000 aggregate principal amount of 5.95% Senior Unsecured Notes, Series A, due 2017 (the “Series A Notes”); (b) $30,000,000 aggregate principal amount of 6.15% Senior Unsecured Notes, Series B, due 2022 (the “Series B Notes”); (c) $42,000,000 aggregate principal amount of 6.37% Senior Unsecured Notes, Series C, due 2027 (the “Series C Notes”); and (d) $50,000,000 aggregate principal amount of 6.47% Senior Unsecured Notes, Series D, due 2037 (the “Series D Notes”). On the date hereof, $12,000,000 aggregate principal amount of the Series C Notes and $13,000,000 aggregate principal amount of the Series D Notes are being issued and sold pursuant to that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of the date hereof, between the Company and the Purchasers party thereto (the “Purchasers”). The remaining $30,000,000 aggregate principal amount of the Series C Notes and $37,000,000 aggregate principal amount of the Series D Notes, as well as the Series A Notes and the Series B Notes, will be issued and sold by the Company on the dates set forth in, and pursuant to the terms of, the Note Purchase Agreement.
     This opinion is being delivered pursuant to Section 4.4(a)(ii) of the Note Purchase Agreement. Capitalized terms used herein, except as otherwise specifically defined herein, are used with the same meaning as defined in the Note Purchase Agreement.
     In connection with this opinion, I have examined the following documents:
     (a) The Restated Articles of Incorporation of the Company, as amended;
     (b) The Restated Bylaws of the Company, as amended;
     (c) Resolutions of the Board of Directors of the Company adopted on August 6, 2007;
EXHIBIT 4.4(a)(ii)
(to Note Purchase Agreement)

To the Purchasers named on
Schedule A attached hereto
August      , 2007
     (d) An executed copy of the Note Purchase Agreement;
     (e) Executed copies of the Series C Notes and Series D Notes being delivered on the date hereof; and
     (f) The other documents delivered in connection with the First Closing on the date hereof.
     I also have examined such other documents and reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.
     In rendering my opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures (other than the signatures of officers of the Company) and the conformity to authentic originals of all documents submitted to me as copies. I also have assumed the legal capacity for all purposes relevant hereto of all natural persons (other than officers of the Company) and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinion, I have relied upon representations and certificates of officers and other employees of the Company (known by me to have authority to make such representations and certifications on behalf of the Company) and certificates of public officials.
     Based on the foregoing, I am of the opinion that:
     (i) No prior approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any North Dakota governmental authority is required to be obtained or made by the Company in connection with the execution and delivery of the Note Purchase Agreement or the Series C Notes and Series D Notes being delivered on the date hereof, except such as have been obtained or made.
     (ii) There is no litigation pending or, to the best of my knowledge, threatened which in my opinion could reasonably be expected to have a Material Adverse Effect on the Company or which would impair the ability of the Company to issue and deliver the Series C Notes and Series D Notes being delivered on the date hereof or to comply with the provisions of the Note Purchase Agreement.
     The opinions expressed above are limited to the laws of the States of Minnesota and North Dakota and the federal laws of the United States and I express no opinion as to the laws of any other jurisdiction.
EXHIBIT 4.4(a)(ii)
(to Note Purchase Agreement)

To the Purchasers named on
Schedule A attached hereto
August      , 2007
     The foregoing opinions are being furnished solely for the benefit of the addressees named on Schedule A hereto (and their transferees, provided that any transfer of Notes to such transferees is made in accordance with the applicable provisions of the Note Purchase Agreement), and may not be relied upon by, nor may copies be delivered to, any other person without my prior written consent, except to the extent required by applicable law or regulation or in accordance with any auditing or oversight function or request by regulatory authorities to which any addressee or permitted transferee is subject.
Very truly yours,
George A. Koeck
General Counsel and Corporate Secretary
EXHIBIT 4.4(a)(ii)
(to Note Purchase Agreement)

SCHEDULE A
List of Addressees
Deutsche Bank AG New York Branch
Teachers Insurance and Annuity Association of America
Provident Life and Accident Insurance Company
The Guardian Life Insurance Company of America
Thrivent Financial For Lutherans
Fort Dearborn Life Insurance Company
The Catholic Aid Association
Great Western Insurance Company
American Republic Insurance Company
Cincinnati Insurance Company
Colorado Bankers Life Insurance Company
Navy Mutual Aid Association
National Guardian Life Insurance Company
EXHIBIT 4.4(a)(ii)
(to Note Purchase Agreement)

Exhibit 4.4(B)
Form of First Closing Opinion of Special Counsel to The Purchasers
August      , 2007
To the Purchasers listed on Schedule I
attached hereto

Re:	Otter Tail Corporation
$33,000,000 5.95% Senior Unsecured Notes, Series A, due 2017
$30,000,000 6.15% Senior Unsecured Notes, Series B, due 2022
$42,000,000 6.37% Senior Unsecured Notes, Series C, due 2027
$50,000,000 6.47% Senior Unsecured Notes, Series D, due 2037
Ladies and Gentlemen:
     We have acted as your special counsel in connection with the issuance by Otter Tail Corporation, a Minnesota corporation (the “Issuer”), of its Senior Unsecured Notes, in the four series identified above and in an aggregate principal amount of $155,000,000 (collectively, the “Notes”), and the purchase by you pursuant to the Note Purchase Agreement between you and the Issuer, dated as of August 20, 2007 (the “Note Purchase Agreement”), of Notes in the principal amounts set forth in Schedule A to the Note Purchase Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note Purchase Agreement. This opinion letter is delivered to you pursuant to the provisions of Section 4.4(b) of the Note Purchase Agreement.
     In rendering the opinions set forth herein, we have examined:
     (i) the Note Purchase Agreement;
     (ii) the Notes (the items identified in clauses (i) and (ii) are collectively hereinafter referred to as the “Transaction Documents”); and
EXHIBIT 4.4(b)
(to Note Purchase Agreement)

such other agreements, instruments and documents, and such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. Additionally, we have examined originals or copies, certified to our satisfaction, of such certificates of public officials and officers of the Issuer, and we have made such inquiries of officers of the Issuer as we have deemed relevant or necessary, as the basis for the opinions set forth herein. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon the representations made in the Note Purchase Agreement and the other Transaction Documents and upon certifications made by officers and other representatives of the Issuer.
     In rendering the opinions expressed below, we have, with your consent, assumed (i) that the Transaction Documents have been duly authorized, executed and delivered by each party thereto, (ii) that the consummation of the transactions contemplated in the Transaction Documents has been duly authorized by the Issuer, (iii) the legal capacity of all natural persons executing documents, (iv) that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, (v) all documents submitted to us as originals or duplicate originals are authentic and (vi) all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, we have, with your consent, assumed and relied upon, the following:
     (a) the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Transaction Documents, with respect to the factual matters set forth therein;
     (b) all parties to the documents reviewed by us are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation and under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized, executed and delivered by such parties; and
     (c) because a claimant bears the burden of proof required to support its claims, the Purchasers will undertake the effort and expense necessary to fully present their claims in the prosecution of any right or remedy accorded the Purchasers under the Transaction Documents.
     Based upon the foregoing and subject to the qualifications, limitations and comments stated herein, we are of the opinion that:
     1. The Transaction Documents constitute the valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms.
     2. It was not necessary in connection with the offering, issuance, sale and delivery of the Notes, under the circumstances contemplated by the Note Purchase Agreement, to register said Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of said Notes under the Trust Indenture Act of 1939, as amended.
EXHIBIT 4.4(b)
(to Note Purchase Agreement)

     3. Neither the execution or delivery by the Issuer of the Transaction Documents or the performance by the Issuer of its obligations thereunder requires the consent or approval of, or any filing or registration with, any governmental body, agency or authority of the State of New York or the United States of America other than any consents, approvals or filings required in connection with the exercise by any Purchaser of certain remedies under the Transaction Documents to the extent required pursuant to the terms thereof.
     4. The opinion letters dated today of Dorsey & Whitney LLP, special counsel to the Issuer and George A. Koeck, General Counsel of the Issuer, each delivered to you pursuant to Section 4.4 of the Note Purchase Agreement, are satisfactory to us in form and scope with respect to the matters covered thereby and in our opinion you are justified in relying thereon.
     The opinions as expressed herein are subject to the following qualifications, limitations and comments:
          (a) the enforceability of the Transaction Documents is and the respective obligations of the Issuer thereunder and the availability of certain rights and remedial provisions provided for in the Transaction Documents are subject to (1) the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship, and moratorium laws, (2) limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally, and (3) general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) upon the availability of injunctive relief or other equitable remedies, including, without limitation, where (A) the breach of such covenants or provisions imposes restrictions or burdens upon a debtor and it cannot be demonstrated that the enforcement of such remedies, restrictions or burdens is reasonably necessary for the protection of a creditor; (B) a creditor’s enforcement of such remedies, covenants or provisions under the circumstances, or the manner of such enforcement, would violate such creditor’s implied covenant of good faith and fair dealing, or would be commercially unreasonable; or (C) a court having jurisdiction finds that such remedies, covenants or provisions were, at the time made, or are in application, unconscionable as a matter of law or contrary to public policy;
          (b) as to our opinions set forth in paragraph 1 hereof, we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party;
          (c) we express no opinion as to the validity, binding effect or enforceability of any indemnification provisions of the Transaction Documents to the extent such obligations are contrary to applicable law or public policy or require an indemnification of a party for its own actions or inactions, to the extent such action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct;
          (d) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that
EXHIBIT 4.4(b)
(to Note Purchase Agreement)

an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents;
          (e) we express no opinion with respect to the validity, binding effect or enforceability of any purported waiver, release or disclaimer under any of the Transaction Documents relating to (i) statutory or equitable rights and defenses of the parties which are not subject to waiver, release or disclaimer, or (ii) rights or claims of, or duties owing to, the parties (including, without limitation, any waiver, release or disclaimer of any provision of the Uniform Commercial Code of the State of New York (the “Code”) to the extent limited by Sections 1-102(3), 9-207 and 9-602 of the Code or other provisions of applicable law, or to the extent such rights, claims and duties otherwise exist as a matter of law except to the extent the parties have effectively waived, released or disclaimed such rights, claims or duties in accordance with Section 9-602 of the Code or other applicable law;
          (f) we express no opinion with respect to the applicability or effect of federal or state anti-trust, tax, and except as to matters covered in paragraph 2, securities or “blue sky” laws with respect to the transactions contemplated by the Transaction Documents;
          (g) we express no opinion regarding the severability of any provision contained in the Transaction Documents;
          (h) we express no opinion with respect to the validity, binding effect or enforceability of any provision of the Transaction Documents purporting to establish consent to jurisdiction, insofar as it purports to confer subject matter jurisdiction on a United States District Court to adjudicate any controversy relating to such Transaction Documents in any circumstance in which such court would not have subject matter jurisdiction; and
          (i) in rendering the opinions expressed in paragraph 2 hereof, we have assumed the accuracy of the representations and warranties of the Purchasers in the Note Purchase Agreement and representations by Merrill Lynch & Co., Inc. as to, inter alia, the number of offerees of the Notes. Further, we have assumed that no form of general solicitation or general advertising was used or will be used in connection with the offering of the Notes.
     The opinions expressed herein are based upon and are limited to the laws of the State of New York and the laws of the United States of America and we express no opinion with respect to the laws of any other state, jurisdiction or political subdivision. The opinions expressed herein based on the laws of the State of New York and the United States of America are limited to the laws generally applicable in transactions of the type covered by the Transaction Documents.
     Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.
     This opinion letter is rendered only to the Purchasers and is solely for their benefit in connection with the execution and delivery of the Notes and for the benefit of any institutional
EXHIBIT 4.4(b)
(to Note Purchase Agreement)

investor transferee of the Notes; provided that any such transfer of the Notes is made and consented to in accordance with the express provisions of Section 15.2 of the Note Purchase Agreement, on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future transferee must be actual and reasonable under the circumstances existing at the time of transfer, including any changes in law, facts or any other developments known to or reasonably knowable by the transferee at such time. This opinion letter may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent, except that the Purchasers (i) may deliver a copy of this opinion letter to such institutional investor transferee and (ii) may furnish a copy of this opinion letter to applicable regulatory authorities or as may otherwise be required by law, court order or subpoena.
Very truly yours,
EXHIBIT 4.4(b)
(to Note Purchase Agreement)

Schedule I
DEUTSCHE BANK AG NEW YORK BRANCH
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
THRIVENT FINANCIAL FOR LUTHERANS
FORT DEARBORN LIFE INSURANCE COMPANY
THE CATHOLIC AID ASSOCIATION
GREAT WESTERN INSURANCE COMPANY
AMERICAN REPUBLIC INSURANCE COMPANY
CINCINNATI INSURANCE COMPANY
COLORADO BANKERS LIFE INSURANCE COMPANY
NAVY MUTUAL AID ASSOCIATION
NATIONAL GUARDIAN LIFE INSURANCE COMPANY
EXHIBIT 4.4(b)
(to Note Purchase Agreement)

Exhibit 6.1(a)(i)
Form of Second Closing Opinion of Special Counsel to the Company
October      , 2007
To the Purchasers named on
Schedule A attached hereto
Ladies and Gentlemen:
     We have acted as counsel to Otter Tail Corporation, a Minnesota corporation (the “Company”), in connection with the issuance and sale by the Company of $155,000,000 aggregate principal amount of its Senior Unsecured Notes (collectively, the “Notes”), to be issued in four series, in the following designations and aggregate principal amounts: (a) $33,000,000 aggregate principal amount of 5.95% Senior Unsecured Notes, Series A, due 2017 (the “Series A Notes”); (b) $30,000,000 aggregate principal amount of 6.15% Senior Unsecured Notes, Series B, due 2022 (the “Series B Notes”); (c) $42,000,000 aggregate principal amount of 6.37% Senior Unsecured Notes, Series C, due 2027 (the “Series C Notes”); and (d) $50,000,000 aggregate principal amount of 6.47% Senior Unsecured Notes, Series D, due 2037 (the “Series D Notes”). On August 20, 2007, $12,000,000 aggregate principal amount of the Series C Notes and $13,000,000 aggregate principal amount of the Series D Notes were issued and sold pursuant to that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of the date hereof, between the Company and the Purchasers party thereto (the “Purchasers”). On the date hereof, the Series A Notes, the Series B Notes, and the remaining $30,000,000 aggregate principal amount of the Series C Notes and $37,000,000 aggregate principal amount of the Series D Notes are being issued and sold by the Company pursuant to the terms of the Note Purchase Agreement.
     This opinion is being delivered pursuant to Section 4.4(a)(i) of the Note Purchase Agreement. Capitalized terms used herein, except as otherwise specifically defined herein, are used with the same meaning as defined in the Note Purchase Agreement.
     In connection with this opinion, we have examined the following documents:
     (a) The Restated Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Minnesota (the “Articles”);
EXHIBIT 6.1(a)(i)
(to Note Purchase Agreement)

October      , 2007
     (b) The Restated Bylaws of the Company, as amended, certified by its Secretary (the “Bylaws”);
     (c) Resolutions of the Board of Directors of the Company adopted on August 6, 2007, certified by the Secretary of the Company;
     (d) An executed copy of the Note Purchase Agreement;
     (e) Executed copies of the Series A Notes, Series B Notes, Series C Notes and Series D Notes being delivered on the date hereof; and
     (f) The other documents delivered in connection with the Second Closing on the date hereof.
     We also have examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.
     In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.
     Our opinions expressed below as to certain factual matters are qualified as being limited “to our knowledge” or by other words to the same or similar effect. Such words, as used herein, mean that prior to or during the course of this firm’s representation of the Company in connection with the specific transactions contemplated by the Note Purchase Agreement, no contrary information came to the attention of Gary L. Tygesson, Shawna Fullerton or Duffy Lorenz, the attorneys in our firm who have principally represented the Company in connection with the transactions contemplated by the Note Purchase Agreement. In rendering such opinions, we have not conducted any independent investigation of the Company, consulted with other attorneys in our firm with respect to the matters covered thereby, or reviewed any of our prior files involving the Company. Finally, no inference as to our knowledge with respect to the factual matters upon which we have so qualified our opinions should be drawn from the fact of our representation of the Company.
EXHIBIT 6.1(a)(i)
(to Note Purchase Agreement)

October      , 2007
     Based on the foregoing, we are of the opinion that:
     (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Notes.
     (ii) The Series A Notes, Series B Notes, Series C Notes and Series D Notes being delivered on the date hereof have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
     (iii) No prior approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Minnesota, New York or federal governmental authority is required to be obtained or made by the Company in connection with the execution and delivery of the Series A Notes, Series B Notes, Series C Notes and Series D Notes being delivered on the date hereof, except such as have been obtained or made.
     (iv) Neither the issuance and sale of the Series A Notes, Series B Notes, Series C Notes and Series D Notes being delivered on the date hereof, nor the execution, delivery and performance by the Company of the Series A Notes, Series B Notes, Series C Notes and Series D Notes being delivered on the date hereof, (a) conflicts with or results in any breach of any of the provisions of or constitutes a default under or results in the creation or imposition of any lien or encumbrance upon any of the property of the Company pursuant to (1) the provisions of the Articles or Bylaws or (2) any indenture, mortgage, lease, agreement, instrument, license, permit, order, judgment or decree known to us by which the Company is bound or to which its properties and assets are subject, except for any such conflict, breach, default, lien or encumbrance which would not result in a Material Adverse Effect, or (b) results in the contravention of any law, rule or regulation as to which the Company or its properties or assets or any thereof are subject.
     (v) Assuming the accuracy and performance of, and compliance with, the representations, warranties and agreements of the Company and the Purchasers in the Note Purchase Agreement, the issuance, sale and delivery of the Series A Notes, Series B Notes, Series C Notes and Series D Notes being delivered on the date hereof, under the circumstances contemplated by the Note Purchase Agreement, do not, under existing law, require the registration of such Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
     (vi) The issuance of the Series A Notes, Series B Notes, Series C Notes and Series D Notes being delivered on the date hereof and the use of the proceeds of the sale of such Notes in accordance with the provisions of and contemplated by the Note Purchase Agreement do not
EXHIBIT 6.1(a)(i)
(to Note Purchase Agreement)

October      , 2007
violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.
     The opinions set forth above are subject to the following qualifications and exceptions:
     (a) Our opinions above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation or other similar laws and judicial decisions affecting or relating to the rights of creditors generally.
     (b) Our opinions above are subject to the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). In addition, the availability of specific performance, injunctive relief, the appointment of a receiver or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.
     (c) We express no opinion as to the enforceability of provisions in the Note Purchase Agreement or in the Series A Notes, Series B Notes, Series C Notes and Series D Notes being delivered on the date hereof to the extent they contain obligations of the Company to pay any prepayment premium, default interest rate or other form of liquidated damages if the payment of such premium, interest rate or damages may be construed as unreasonable in relation to the actual damages or disproportionate to actual damages suffered by the Purchaser as a result of such prepayment or default.
     (d) We express no opinion as to the validity, binding effect or enforceability of (i) any provision of the Note Purchase Agreement or the Series A Notes, Series B Notes, Series C Notes and Series D Notes being delivered on the date hereof related to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights or remedies or (iii) terms which excuse any person or entity from liability for such person’s or entity’s negligence or willful misconduct.
     (e) We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.
EXHIBIT 6.1(a)(i)
(to Note Purchase Agreement)

October      , 2007
     The opinions expressed above are limited to the laws of the States of Minnesota and New York and the federal laws of the United States and we express no opinion as to the laws of any other jurisdiction.
     The foregoing opinions are being furnished solely for the benefit of the addressees named on Schedule A hereto (and their transferees, provided that any transfer of Notes to such transferees is made in accordance with the applicable provisions of the Note Purchase Agreement), and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent, except to the extent required by applicable law or regulation or in accordance with any auditing or oversight function or request by regulatory authorities to which any addressee or permitted transferee is subject.
Very truly yours,
GLT/SK
Attachment:     Schedule A—List of Addressees
EXHIBIT 6.1(a)(i)
(to Note Purchase Agreement)

SCHEDULE A
List of Addressees
Deutsche Bank AG New York Branch
Teachers Insurance and Annuity Association of America
Provident Life and Accident Insurance Company
The Guardian Life Insurance Company of America
Thrivent Financial For Lutherans
Fort Dearborn Life Insurance Company
The Catholic Aid Association
Great Western Insurance Company
American Republic Insurance Company
Cincinnati Insurance Company
Colorado Bankers Life Insurance Company
Navy Mutual Aid Association
National Guardian Life Insurance Company
EXHIBIT 6.1(a)(i)
(to Note Purchase Agreement)

Exhibit 6.1(a)(ii)
Form of Second Closing Opinion of the General Counsel of the Company
October      , 2007
To the Purchasers named on
Schedule A attached hereto:
Ladies and Gentlemen:
     I have acted as General Counsel to Otter Tail Corporation, a Minnesota corporation (the “Company”), in connection with the issuance and sale by the Company of $155,000,000 aggregate principal amount of its Senior Unsecured Notes (collectively, the “Notes”), to be issued in four series, in the following designations and aggregate principal amounts: (a) $33,000,000 aggregate principal amount of 5.95% Senior Unsecured Notes, Series A, due 2017 (the “Series A Notes”); (b) $30,000,000 aggregate principal amount of 6.15% Senior Unsecured Notes, Series B, due 2022 (the “Series B Notes”); (c) $42,000,000 aggregate principal amount of 6.37% Senior Unsecured Notes, Series C, due 2027 (the “Series C Notes”); and (d) $50,000,000 aggregate principal amount of 6.47% Senior Unsecured Notes, Series D, due 2037 (the “Series D Notes”). On August 20, 2007, $12,000,000 aggregate principal amount of the Series C Notes and $13,000,000 aggregate principal amount of the Series D Notes were issued and sold pursuant to that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of the date hereof, between the Company and the Purchasers party thereto (the “Purchasers”). On the date hereof, the Series A Notes, the Series B Notes, and the remaining $30,000,000 aggregate principal amount of the Series C Notes and $37,000,000 aggregate principal amount of the Series D Notes are being issued and sold by the Company pursuant to the terms of the Note Purchase Agreement.
     This opinion is being delivered pursuant to Section 6.1(a)(ii) of the Note Purchase Agreement. Capitalized terms used herein, except as otherwise specifically defined herein, are used with the same meaning as defined in the Note Purchase Agreement.
     In connection with this opinion, I have examined the following documents:
     (a) The Restated Articles of Incorporation of the Company, as amended;
     (b) The Restated Bylaws of the Company, as amended;
     (c) Resolutions of the Board of Directors of the Company adopted on August 6, 2007;
EXHIBIT 6.1(a)(ii)
(to Note Purchase Agreement)

To the Purchasers named on
Schedule A attached hereto
October      , 2007
     (d) An executed copy of the Note Purchase Agreement;
     (e) Executed copies of the Series A Notes, Series B Notes, Series C Notes and Series D Notes being delivered on the date hereof; and
     (f) The other documents delivered in connection with the Second Closing on the date hereof.
     I also have examined such other documents and reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.
     In rendering my opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures (other than the signatures of officers of the Company) and the conformity to authentic originals of all documents submitted to me as copies. I also have assumed the legal capacity for all purposes relevant hereto of all natural persons (other than officers of the Company) and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinion, I have relied upon representations and certificates of officers and other employees of the Company (known by me to have authority to make such representations and certifications on behalf of the Company) and certificates of public officials.
     Based on the foregoing, I am of the opinion that:
     (iii) No prior approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any North Dakota governmental authority is required to be obtained or made by the Company in connection with the execution and delivery of the Note Purchase Agreement or the Series A Notes, Series B Notes, Series C Notes and Series D Notes being delivered on the date hereof, except such as have been obtained or made.
     (iv) There is no litigation pending or, to the best of my knowledge, threatened which in my opinion could reasonably be expected to have a Material Adverse Effect on the Company or which would impair the ability of the Company to issue and deliver the Series A Notes, Series B Notes, Series C Notes and Series D Notes being delivered on the date hereof or to comply with the provisions of the Note Purchase Agreement.
EXHIBIT 6.1(a)(ii)
(to Note Purchase Agreement)

To the Purchasers named on
Schedule A attached hereto
October      , 2007
     The opinions expressed above are limited to the laws of the States of Minnesota and North Dakota and the federal laws of the United States and I express no opinion as to the laws of any other jurisdiction.
     The foregoing opinions are being furnished solely for the benefit of the addressees named on Schedule A hereto (and their transferees, provided that any transfer of Notes to such transferees is made in accordance with the applicable provisions of the Note Purchase Agreement), and may not be relied upon by, nor may copies be delivered to, any other person without my prior written consent, except to the extent required by applicable law or regulation or in accordance with any auditing or oversight function or request by regulatory authorities to which any addressee or permitted transferee is subject.
Very truly yours,
George A. Koeck
General Counsel and Corporate Secretary
EXHIBIT 6.1(a)(ii)
(to Note Purchase Agreement)

SCHEDULE A
List of Addressees
Deutsche Bank AG New York Branch
Teachers Insurance and Annuity Association of America
Provident Life and Accident Insurance Company
The Guardian Life Insurance Company of America
Thrivent Financial For Lutherans
Fort Dearborn Life Insurance Company
The Catholic Aid Association
Great Western Insurance Company
American Republic Insurance Company
Cincinnati Insurance Company
Colorado Bankers Life Insurance Company
Navy Mutual Aid Association
National Guardian Life Insurance Company
EXHIBIT 6.1(a)(ii)
(to Note Purchase Agreement)

Exhibit 6.1(b)
Form of Second Closing Opinion of Special Counsel to The Purchasers
October      , 2007
To the several Purchasers listed on Schedule I
attached hereto purchasing Notes at the Second
Closing

Re:	Otter Tail Corporation
$33,000,000 5.95% Senior Unsecured Notes, Series A, due 2017
$30,000,000 6.15% Senior Unsecured Notes, Series B, due 2022
$42,000,000 6.37% Senior Unsecured Notes, Series C, due 2027
$50,000,000 6.47% Senior Unsecured Notes, Series D, due 2037
Ladies and Gentlemen:
     We have acted as your special counsel in connection with the issuance by Otter Tail Corporation, a Minnesota corporation (the “Issuer”), of its Senior Unsecured Notes, in the four series identified above and in an aggregate principal amount of $155,000,000 (collectively, the “Notes”), and the purchase by you pursuant to the Note Purchase Agreement between you and the Issuer, dated as of August 20, 2007 (the “Note Purchase Agreement”), of Notes in the principal amounts and on the dates set forth in Schedule A to the Note Purchase Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note Purchase Agreement. This opinion letter is delivered to you pursuant to the provisions of Section 6.1(b) of the Note Purchase Agreement.
     In rendering the opinions set forth herein, we have examined:
     (i) the Note Purchase Agreement;
     (ii) the Notes (the items identified in clauses (i) and (ii) are collectively hereinafter referred to as the “Transaction Documents”); and
EXHIBIT 6.1(b)
(to Note Purchase Agreement)

such other agreements, instruments and documents, and such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. Additionally, we have examined originals or copies, certified to our satisfaction, of such certificates of public officials and officers of the Issuer, and we have made such inquiries of officers of the Issuer as we have deemed relevant or necessary, as the basis for the opinions set forth herein. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon the representations made in the Note Purchase Agreement and the other Transaction Documents and upon certifications made by officers and other representatives of the Issuer.
     In rendering the opinions expressed below, we have, with your consent, assumed (i) that the Transaction Documents have been duly authorized, executed and delivered by each party thereto, (ii) that the consummation of the transactions contemplated in the Transaction Documents has been duly authorized by the Issuer, (iii) the legal capacity of all natural persons executing documents, (iv) that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, (v) all documents submitted to us as originals or duplicate originals are authentic and (vi) all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, we have, with your consent, assumed and relied upon, the following:
     (a) the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Transaction Documents, with respect to the factual matters set forth therein;
     (b) all parties to the documents reviewed by us are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation and under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized, executed and delivered by such parties; and
     (c) because a claimant bears the burden of proof required to support its claims, the Purchasers will undertake the effort and expense necessary to fully present their claims in the prosecution of any right or remedy accorded the Purchasers under the Transaction Documents.
     Based upon the foregoing and subject to the qualifications, limitations and comments stated herein, we are of the opinion that:
     5. The Transaction Documents constitute the valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms.
     6. It was not necessary in connection with the offering, issuance, sale and delivery of the Notes, under the circumstances contemplated by the Note Purchase Agreement, to register said Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of said Notes under the Trust Indenture Act of 1939, as amended.
EXHIBIT 6.1(b)
(to Note Purchase Agreement)

     7. Neither the execution or delivery by the Issuer of the Transaction Documents or the performance by the Issuer of its obligations thereunder requires the consent or approval of, or any filing or registration with, any governmental body, agency or authority of the State of New York or the United States of America other than any consents, approvals or filings required in connection with the exercise by any Purchaser of certain remedies under the Transaction Documents to the extent required pursuant to the terms thereof.
     8. The opinion letters dated today of Dorsey & Whitney LLP, special counsel to the Issuer and George A. Koeck, General Counsel of the Issuer, each delivered to you pursuant to Section 6.1 of the Note Purchase Agreement, are satisfactory to us in form and scope with respect to the matters covered thereby and in our opinion you are justified in relying thereon.
     The opinions as expressed herein are subject to the following qualifications, limitations and comments:
          (a) the enforceability of the Transaction Documents is and the respective obligations of the Issuer thereunder and the availability of certain rights and remedial provisions provided for in the Transaction Documents are subject to (1) the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship, and moratorium laws, (2) limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally, and (3) general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) upon the availability of injunctive relief or other equitable remedies, including, without limitation, where (A) the breach of such covenants or provisions imposes restrictions or burdens upon a debtor and it cannot be demonstrated that the enforcement of such remedies, restrictions or burdens is reasonably necessary for the protection of a creditor; (B) a creditor’s enforcement of such remedies, covenants or provisions under the circumstances, or the manner of such enforcement, would violate such creditor’s implied covenant of good faith and fair dealing, or would be commercially unreasonable; or (C) a court having jurisdiction finds that such remedies, covenants or provisions were, at the time made, or are in application, unconscionable as a matter of law or contrary to public policy;
          (b) as to our opinions set forth in paragraph 1 hereof, we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party;
          (c) we express no opinion as to the validity, binding effect or enforceability of any indemnification provisions of the Transaction Documents to the extent such obligations are contrary to applicable law or public policy or require an indemnification of a party for its own actions or inactions, to the extent such action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct;
          (d) requirements in the Transaction Documents specifying that provisions
EXHIBIT 6.1(b)
(to Note Purchase Agreement)

thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents;
          (e) we express no opinion with respect to the validity, binding effect or enforceability of any purported waiver, release or disclaimer under any of the Transaction Documents relating to (i) statutory or equitable rights and defenses of the parties which are not subject to waiver, release or disclaimer, or (ii) rights or claims of, or duties owing to, the parties (including, without limitation, any waiver, release or disclaimer of any provision of the Uniform Commercial Code of the State of New York (the “Code”) to the extent limited by Sections 1-102(3), 9-207 and 9-602 of the Code or other provisions of applicable law, or to the extent such rights, claims and duties otherwise exist as a matter of law except to the extent the parties have effectively waived, released or disclaimed such rights, claims or duties in accordance with Section 9-602 of the Code or other applicable law;
          (f) we express no opinion with respect to the applicability or effect of federal or state anti-trust, tax, and except as to matters covered in paragraph 2, securities or “blue sky” laws with respect to the transactions contemplated by the Transaction Documents;
          (g) we express no opinion regarding the severability of any provision contained in the Transaction Documents;
          (h) we express no opinion with respect to the validity, binding effect or enforceability of any provision of the Transaction Documents purporting to establish consent to jurisdiction, insofar as it purports to confer subject matter jurisdiction on a United States District Court to adjudicate any controversy relating to such Transaction Documents in any circumstance in which such court would not have subject matter jurisdiction; and
          (i) in rendering the opinions expressed in paragraph 2 hereof, we have assumed the accuracy of the representations and warranties of the Purchasers in the Note Purchase Agreement and representations by Merrill Lynch & Co., Inc. as to, inter alia, the number of offerees of the Notes. Further, we have assumed that no form of general solicitation or general advertising was used or will be used in connection with the offering of the Notes.
     The opinions expressed herein are based upon and are limited to the laws of the State of New York and the laws of the United States of America and we express no opinion with respect to the laws of any other state, jurisdiction or political subdivision. The opinions expressed herein based on the laws of the State of New York and the United States of America are limited to the laws generally applicable in transactions of the type covered by the Transaction Documents.
     Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.
     This opinion letter is rendered only to the Purchasers and is solely for their benefit
EXHIBIT 6.1(b)
(to Note Purchase Agreement)

in connection with the execution and delivery of the Notes and for the benefit of any institutional investor transferee of the Notes; provided that any such transfer of the Notes is made and consented to in accordance with the express provisions of Section 15.2 of the Note Purchase Agreement, on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future transferee must be actual and reasonable under the circumstances existing at the time of transfer, including any changes in law, facts or any other developments known to or reasonably knowable by the transferee at such time. This opinion letter may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent, except that the Purchasers (i) may deliver a copy of this opinion letter to such institutional investor transferee and (ii) may furnish a copy of this opinion letter to applicable regulatory authorities or as may otherwise be required by law, court order or subpoena.
Very truly yours,
EXHIBIT 6.1(b)
(to Note Purchase Agreement)

Schedule I
DEUTSCHE BANK AG NEW YORK BRANCH
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
THRIVENT FINANCIAL FOR LUTHERANS
FORT DEARBORN LIFE INSURANCE COMPANY
THE CATHOLIC AID ASSOCIATION
GREAT WESTERN INSURANCE COMPANY
AMERICAN REPUBLIC INSURANCE COMPANY
CINCINNATI INSURANCE COMPANY
COLORADO BANKERS LIFE INSURANCE COMPANY
EXHIBIT 6.1(b)
(to Note Purchase Agreement)

Exhibit 24(g)
Form of Guaranty of Regulated Subsidiary Notes

OTTER TAIL CORPORATION
$33,000,000 5.95% Senior Unsecured Notes, Series A, due 2017
$30,000,000 6.15% Senior Unsecured Notes, Series B, due 2022
$42,000,000 6.37% Senior Unsecured Notes, Series C, due 2027
$50,000,000 6.47% Senior Unsecured Notes, Series D, due 2037

FORM OF GUARANTY OF REGULATED SUBSIDIARY NOTES

Dated                                , 20

EXHIBIT 24(g)
(to Note Purchase Agreement)

GUARANTY AGREEMENT

Re:	$33,000,000 5.95% Senior Unsecured Notes, Series A, due 2017
$30,000,000 6.15% Senior Unsecured Notes, Series B, due 2022
$42,000,000 6.37% Senior Unsecured Notes, Series C, due 2027
$50,000,000 6.47% Senior Unsecured Notes, Series D, due 2037
     This GUARANTY AGREEMENT dated as of                                , 20      (the or this “Guaranty”) is entered into by Otter Tail Corporation, a Minnesota corporation (which party is hereinafter referred to as the “Guarantor”).
RECITALS
     A. In order to raise funds to refinance existing Debt (as defined in the Note Purchase Agreement defined below) and for general corporate purposes, the Guarantor entered into that certain Note Purchase Agreement dated as of August 20, 2007 (the “Note Purchase Agreement”) among the Company and each of the purchasers named on Schedule A attached to said Note Purchase Agreement (the “Initial Note Purchasers,” together with their successors and assigns, the “Holders”), providing for, among other things, the issue and sale by the Guarantor to the Initial Note Purchasers of the Guarantor’s Senior Unsecured Notes in the four series set forth above and having an aggregate principal amount of $155,000,000 (the “Notes”).
     B. Pursuant to the terms of Section 24 of the Note Purchase Agreement, the Guarantor has the right to effect a Corporate Reorganization and in connection therewith to assign each of the Notes to the Regulated Subsidiary resulting from such Corporate Reorganization. As a part of such assignment of the Notes, the Regulated Subsidiary is required to comply with certain Assignment Terms, including, without limitation, to authorize four (4) series of its Regulated Subsidiary Notes to be issued in respective principal amounts equal to the outstanding principal amounts of the applicable series of Notes outstanding under the Note Purchase Agreement. The Notes will be assumed by the Regulated Subsidiary and exchanged for Regulated Subsidiary Notes pursuant to the terms of the Note Assumption and Exchange Agreement (the “Assumption and Exchange Agreement”) dated as of the date hereof, between the Regulated Subsidiary and the Holders. As an additional Assignment Term to the assignment of the Notes, the Initial Purchasers required as a condition to their purchase of the Notes that this Guaranty would be entered into by the Guarantor upon a Corporate Reorganization in order to guaranty all of the obligations of the Regulated Subsidiary under the Regulated Subsidiary Notes and the Assumption and Exchange Agreement.
     C. The Guarantor has effected a Corporate Reorganization effective as of                                , 20     . In connection with such Corporate Reorganization, the Guarantor has assigned each of the Notes to [NAME OF REGULATED SUBSIDIARY], the Regulated Subsidiary (as defined in the Note Purchase Agreement) and in connection therewith, the Regulated Subsidiary has (i) duly authorized the issuance of its Regulated Subsidiary Notes in exchange for the Notes, which Regulated Subsidiary Notes will mature, bear interest and otherwise be in substantially the same form as the Notes and (ii) entered into the Assumption and Exchange Agreement Agreement. Pursuant to the terms of Section 24(g) of the Note Purchase Agreement, the
EXHIBIT 24(g)
(to Note Purchase Agreement)

Guarantor is entering into this Guaranty in order to guaranty all of the obligations of the Regulated Subsidiary under the Regulated Subsidiary Notes and the Assumption and Exchange Agreement.
     NOW, THEREFORE, as required by Section 24(g) of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally as follows:
SECTION 1. DEFINITIONS.
     Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.
SECTION 2. GUARANTY OF REGULATED SUBSIDIARY NOTES.
     The Guarantor does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, premium, if any, and interest on the Regulated Subsidiary Notes from time to time outstanding, as and when such payments shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Regulated Subsidiary Notes and interest accruing at the then applicable rate provided in the Regulated Subsidiary Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Regulated Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Regulated Subsidiary of each and all of the obligations, covenants and agreements required to be performed or owed by the Regulated Subsidiary under the terms of the Regulated Subsidiary Notes and the Assumption and Exchange Agreement and (3) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Regulated Subsidiary Notes, the Assumption and Exchange Agreement or under this Guaranty or in any action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Regulated Subsidiary Notes or the Assumption and Exchange Agreement or any of the terms thereof or any other like circumstance or circumstances.
SECTION 3. GUARANTY OF PAYMENT AND PERFORMANCE.
     This is a guarantee of payment and performance and the Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Regulated Subsidiary Note or the Assumption and Exchange Agreement be brought against the
EXHIBIT 24(g)
(to Note Purchase Agreement)

Regulated Subsidiary or any other Person or that resort be had to any direct or indirect security for the Regulated Subsidiary Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against the Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Regulated Subsidiary or any other Person and without first resorting to any direct or indirect security for the Regulated Subsidiary Notes or for this Guaranty or any other remedy. The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Regulated Subsidiary or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.
SECTION 4. GENERAL PROVISIONS RELATING TO THE GUARANTY.
     (a) The Guarantor hereby consents and agrees that, subject to the provisions of the Assumption and Exchange Agreement, the Required Holders from time to time may without in any manner affecting the liability of the Guarantor under this Guaranty, and upon such terms and conditions as the Required Holders may deem advisable:
     (1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Regulated Subsidiary or of any other Person secondarily or otherwise liable for any Debt, liability or obligations of the Regulated Subsidiary on the Regulated Subsidiary Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or
     (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Regulated Subsidiary or of any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Regulated Subsidiary on the Regulated Subsidiary Notes; or
     (3) settle, adjust or compromise any claim of the Regulated Subsidiary against any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Regulated Subsidiary on the Regulated Subsidiary Notes.
     The Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.
EXHIBIT 24(g)
(to Note Purchase Agreement)

     (b) The Guarantor hereby waives, to the fullest extent permitted by law:
     (1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Regulated Subsidiary, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);
     (2) demand of payment by any Holder from the Regulated Subsidiary or any other Person indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and
     (3) presentment for the payment by any Holder or any other Person of the Regulated Subsidiary Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Guarantor.
     The obligations of the Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.
     (c) The obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns, and shall remain in full force and effect irrespective of:
     (1) the genuineness, validity, regularity or enforceability of the Regulated Subsidiary Notes, the Assumption and Exchange Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Regulated Subsidiary, or any other Person on or in respect of the Regulated Subsidiary Notes or under the Assumption and Exchange Agreement or any other agreement or the power or authority or the lack of power or authority of the Regulated Subsidiary to issue the Regulated Subsidiary Notes or the Regulated Subsidiary to execute and deliver the Assumption and Exchange Agreement or any other agreement or of the Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or
     (2) any default, failure or delay, willful or otherwise, in the performance by the Regulated Subsidiary or any other Person of any obligations of any kind or character whatsoever under the Regulated Subsidiary Notes, the Assumption and Exchange Agreement or any other agreement; or
     (3) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Regulated Subsidiary or any other Person or in respect of the property
EXHIBIT 24(g)
(to Note Purchase Agreement)

of the Regulated Subsidiary or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Regulated Subsidiary or any other Person; or
     (4) impossibility or illegality of performance on the part of the Regulated Subsidiary, the Guarantor or any other Person of its obligations under the Regulated Subsidiary Notes, the Assumption and Exchange Agreement or any other agreements; or
     (5) in respect of the Regulated Subsidiary, the Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Regulated Subsidiary, the Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Regulated Subsidiary, the Guarantor or any other Person and whether or not of the kind hereinbefore specified; or
     (6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Regulated Subsidiary, the Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable in respect of the Regulated Subsidiary Notes or under the Assumption and Exchange Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or
     (7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Regulated Subsidiary, the Guarantor or any other Person of its respective obligations under or in respect of the Regulated Subsidiary Notes, the Assumption and Exchange Agreement, this Guaranty or any other agreement; or
     (8) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or
     (9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to the Guarantor of failure of the Regulated
EXHIBIT 24(g)
(to Note Purchase Agreement)

Subsidiary or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Regulated Subsidiary Notes, the Assumption and Exchange Agreement, this Guaranty or any other agreement or failure to resort for payment to the Regulated Subsidiary, the Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or
     (10) the acceptance of any additional security or other guaranty, the advance of additional money to the Regulated Subsidiary or any other Person, the renewal or extension of the Regulated Subsidiary Notes or amendments, modifications, consents or waivers with respect to the Regulated Subsidiary Notes, the Assumption and Exchange Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Regulated Subsidiary Notes; or
     (11) any merger or consolidation of the Guarantor, the Regulated Subsidiary or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Guarantor, the Regulated Subsidiary or any other Person to any other Person, or any change in the ownership of any shares of the Guarantor, the Regulated Subsidiary or any other Person; or
     (12) any defense whatsoever that: (i) the Regulated Subsidiary or any other Person might have to the payment of the Regulated Subsidiary Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Regulated Subsidiary or any other Person might have to the performance or observance of any of the provisions of the Regulated Subsidiary Notes, the Assumption and Exchange Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Regulated Subsidiary, the Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or
     (13) any act or failure to act with regard to the Regulated Subsidiary Notes, the Assumption and Exchange Agreement, this Guaranty or any other agreement or anything which might vary the risk of the Guarantor or any other Person; or
     (14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other Person in respect of the obligations of the Guarantor or other Person under this Guaranty or any other agreement;
provided, that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty that the obligations of the Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium, if any, and interest on the Regulated Subsidiary Notes in accordance with their respective terms whenever the same shall become due and payable as in the Regulated Subsidiary Notes provided and all other sums due and payable under the
EXHIBIT 24(g)
(to Note Purchase Agreement)

Assumption and Exchange Agreement, at the place specified in and all in the manner and with the effect provided in the Regulated Subsidiary Notes and the Assumption and Exchange Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Regulated Subsidiary shall default under or in respect of the terms of the Regulated Subsidiary Notes or the Assumption and Exchange Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Regulated Subsidiary under the Regulated Subsidiary Notes or the Assumption and Exchange Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.
     (d) Subject to the limitations under the Assumption and Exchange Agreement on the rights of a Holder to transfer or assign the Regulated Subsidiary Notes, all rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note whether with or without the consent of or notice to the Guarantor under this Guaranty or to the Regulated Subsidiary.
     (e) To the extent of any payments made under this Guaranty, the Guarantor shall be subrogated to the rights of the Holder upon whose Regulated Subsidiary Notes such payment was made, but the Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Regulated Subsidiary with respect to the Regulated Subsidiary Notes and the Assumption and Exchange Agreement and by the Guarantor under this Guaranty, and the Guarantor shall not take any action to enforce such right of subrogation, and the Guarantor shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Regulated Subsidiary under or in respect of the Regulated Subsidiary Notes and the Assumption and Exchange Agreement and all amounts due and owing by the Guarantor hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the indefeasible payment in cash in full of the Regulated Subsidiary Notes and all other amounts payable under the Regulated Subsidiary Notes, the Assumption and Exchange Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Regulated Subsidiary Notes and all other amounts payable under the Assumption and Exchange Agreement and this Guaranty, whether matured or unmatured. The Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and the Assumption and Exchange Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.
     (f) The Guarantor agrees that to the extent the Regulated Subsidiary, the Guarantor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and
EXHIBIT 24(g)
(to Note Purchase Agreement)

continued in full force and effect with respect to the Guarantor’s obligations hereunder, as if said payment had not been made. The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.
     (g) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Regulated Subsidiary under or in respect of the Regulated Subsidiary Notes or the obligations of the Guarantor hereunder or (2) to pursue any other remedy that the Guarantor may or may not be able to pursue themselves and that may lighten the Guarantor’s burden, any right to which the Guarantor hereby expressly waives.
     (h) The obligations of the Guarantor under this Guaranty rank pari passu in right of payment with all other Debt of the Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Debt of the Guarantor.
SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.
The Guarantor represents and warrants to each Holder that:
     (a) The Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets, properties or prospects of the Guarantor and its subsidiaries, taken as a whole, or (2) the ability of the Guarantor to perform its obligations under this Guaranty, or (3) the validity or enforceability of this Guaranty (herein in this Section 5, a “Material Adverse Effect”). The Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.
     (b) This Guaranty has been duly authorized by all necessary action on the part of the Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, obligation or conveyance or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (c) The execution, delivery and performance by the Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of
EXHIBIT 24(g)
(to Note Purchase Agreement)

any Lien in respect of any property of the Guarantor or any of its subsidiaries under its corporate charter or by-laws, or except for contraventions, breaches or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which the Guarantor or any of its subsidiaries is bound or by which the Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any of its subsidiaries.
     (d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty.
     (e) (1) Except as disclosed in Schedule 5(e) hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of its subsidiaries or any property of the Guarantor or any of its subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (2) Neither the Guarantor nor any of its subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     (f) The Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. The Guarantor does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due. The Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. The Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.
     (g) The Guarantor owns and will continue to own, directly or indirectly, all of the issued and outstanding shares of the Regulated Subsidiary. All such shares have been validly issued, are fully paid and non-assessable and are free and clear of any Liens.
EXHIBIT 24(g)
(to Note Purchase Agreement)

SECTION 6. AMENDMENTS, WAIVERS AND CONSENTS.
     (a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 2, 3 or 4, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, and (2) no such amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Regulated Subsidiary Notes the Holders of which are required to consent to any such amendment or waiver, or (ii) amend this Section 6.
     (b) The Guarantor will provide each Holder (irrespective of the amount of Regulated Subsidiary Notes then owned by it) with sufficient information, and shall be afforded the opportunity of considering the same for a period of not less than 30 days and shall be supplied by the Guarantor with a brief statement regarding the reasons for any such proposed waiver or amendment, a copy of the proposed waiver or amendment and such other information regarding such amendment as any Holder shall reasonably request to enable it to make an informed decision with respect thereto. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.
     (c) The Guarantor agrees it will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.
     (d) Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantor. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.
SECTION 7. SUBMISSION TO JURISDICTION.
     Any legal action or proceeding with respect to this Guaranty or any document relating thereto shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and in no other courts, and, by execution and delivery of this Guaranty, the Guarantor hereby accepts for itself and in respect of its property generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor hereby irrevocably and unconditionally waives any objection, including, without limitation, any
EXHIBIT 24(g)
(to Note Purchase Agreement)

objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any action or proceeding in such respective jurisdiction and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address set forth in Section 8 and that service so made shall be deemed to be completed upon actual receipt.
SECTION 8. NOTICES.
     All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
     (1) if to an Initial Note Purchaser or such Initial Note Purchaser’s nominee, to such Initial Note Purchaser or such Initial Note Purchaser’s nominee at the address specified for such communications on Schedule A to the Assumption and Exchange Agreement, or at such other address as such Initial Note Purchaser or such Initial Note Purchaser’s nominee shall have specified to the Guarantor or the Regulated Subsidiary in writing,
     (2) if to any other Holder, to such Holder at such address as such Holder shall have specified to the Guarantor or the Regulated Subsidiary in writing, or
     (3) if to the Guarantor, at 3203 32nd Avenue, Fargo, North Dakota 58106-9156, or at such other address as the Guarantor shall have specified to the Holders in writing.
Notices under this Section 8 will be deemed given only when actually received.
SECTION 9. MISCELLANEOUS.
     (a) In connection with this Guaranty, the Holders shall have received an opinion of counsel to the Guarantor to the effect that, among other things, (i) the Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes a legal, valid and binding agreement of the Guarantor enforceable against the Guarantor in accordance with its terms and (ii) that the execution, delivery and performance by the Guarantor of the Guaranty does not (A) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrance upon any of the property of the Guarantor pursuant to (1) the provisions of the Guarantor’s Articles of Incorporation or Bylaws or (2) any indenture, mortgage, lease, agreement, instrument, license, permit, order, judgment or decree known to such firm by which the Guarantor is bound or to which its properties and assets are subject, except for any such conflict, breach, default, lien or encumbrance which would not result in a Material Adverse Effect, or (B) result in the contravention of any law, rule or regulation as to which the Guarantor or its properties or assets or any thereof are subject; it being understood that such opinion of counsel may be subject to such assumptions, exceptions and qualifications as are customary.
EXHIBIT 24(g)
(to Note Purchase Agreement)

     (b) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Holder to physically produce its Regulated Subsidiary Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.
     (c) The Guarantor will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose in the Assumption and Exchange Agreement, or by such other reasonable method or at such other address as any Holder shall have from time to time specified to the Guarantor in writing for such purpose, without the presentation or surrender of this Guaranty or any Regulated Subsidiary Note.
     (d) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
     (e) This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, so long as its Regulated Subsidiary Notes remain outstanding and unpaid.
     (f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
     (g) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, but excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
EXHIBIT 24(g)
(to Note Purchase Agreement)

     IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this                 day of                     , 20     .

OTTER TAIL CORPORATION
By:
Name:
Title:

EXHIBIT 24(g)
(to Note Purchase Agreement)

Schedule 5(e)
Litigation
EXHIBIT 24(g)
(to Note Purchase Agreement)